                                                                    EXHIBIT 10.1



                              PURCHASE AGREEMENT

                                    BETWEEN

                            RESIDENCE INN III LLC,

                                  AS SELLER,

                                      AND

                          APPLE HOSPITALITY TWO INC.

                                 AS PURCHASER

Definitions:  The following capitalized terms used in this Agreement are defined
-----------
in the sections indicated below:


Accountants                                       Section 13.7
Additional Personalty                             Article 1(c)
Agreement                                         Introduction
Amended Agreement                                 Section 14.7
Apportionment Date                                Section 13.1
Appurtenances                                     Article 1(a)
Assignment of Management Agreement                Section 9.5
Assignment of Meriden Lease                       Section 9.4
Bakersfield Parcel                                Article 1(a)
Bankruptcy Code                                   Section 3.17
Bill of Sale or Bills of Sale                     Section 9.2
Blue Ash Parcel                                   Article 1(a)
Books and Records                                 Article 1(c)
Clear Lake Parcel                                 Article 1(a)
Closing                                           Section 5.1
Closing Date                                      Section 5.1
Closing Documents                                 Section 3.4
Confidentiality Agreement                         Section 14.9
Contract Date                                     Introduction
Contracts                                         Article 1(d)
Crestline                                         Section 3.9(a)
Current Ledger                                    Section 13.3
Deed or Deeds                                     Section 9.1
Deposit                                           Section 2.3
DEPOSITS                                          Section 2.3
Encumbrances                                      Section 6.2(a)
Environmental Laws                                Section 3.14
Equipment Leases                                  Article 1(d)
Escrow Agent                                      Section 2.1
Escrow Instructions                               Section 2.3
Equity Interest                                   Section 14.7
Existing Debt                                     Section 2.1
Feasibility Period                                Section 6.6(b)
FF&E                                              Article 1(b)
Financial Statements                              Section 3.16
Fixed Asset Supplies                              Article 1(b)
Front Desk Closing Hour                           Section 13.3
Hapeville Parcel                                  Article 1(a)
Hazardous Substances                              Section 3.14
Improvement Reserve                               Section 13.1
Improvements                                      Article 1(a)
Initial Deposit                                   Section 2.3
Inn or Inns                                       Article 1(a)

Intangibles                                       Article 1(c)
Inventories                                       Article 1(b)
Land                                              Article 1(a)
Las Colinas Parcel                                Article 1(a)
Lender                                            Section 2.1
Loan Agreement                                    Section 2.1
Management Agreement                              Section 3.9(a)
Manager                                           Article 1(c)
Meriden Estoppel                                  Section 9.6
Meriden Parcel                                    Article 1(a)
Meriden Landlord                                  Section 9.6
Meriden Lease                                     Section 9.6
Montgomery Parcel                                 Article 1(a)
Parcel                                            Article 1(a)
Partnership                                       Section 14.7
Permits                                           Section 3.11
Permitted Exceptions                              Section 6.2(b)
Personal Property                                 Article 1(b)
Plans                                             Article 1(c)
Pleasant Hill Parcel                              Article 1(a)
Property                                          Article 1(d)
Purchase Price                                    Section 2.1
Purchaser                                         Introduction
San Ramon Parcel                                  Article 1(a)
Seller                                            Introduction
Seller Knowledge Individual                       Section 3.19
Space Leases                                      Article 1(d)
Special Survey Review Period                      Section 6.2(b)
Surveys                                           Section 6.3
Termination Notice                                Section 6.6(b)
Tewksbury Parcel                                  Article 1(a)
Title Commitments                                 Section 6.2(a)
Title Company                                     Section 6.2(a)
Title Review Period                               Section 6.2(b)
Uniform System of Accounts                        Article 1(b)
Utility Reservations                              Article 1(a)

                               PURCHASE AGREEMENT


     THIS PURCHASE AGREEMENT (this "Agreement") is executed as of the 18th day of May, 2001 (the "Contract Date") by RESIDENCE INN III LLC, a Delaware limited liability company ("Seller") and APPLE HOSPITALITY TWO INC., a Virginia corporation ("Purchaser").

                                   ARTICLE I
                                     Sale
                                     ----

     Subject to Section 14.7 hereof, and to the other terms and conditions set forth in this Agreement, Seller agrees to sell and convey to Purchaser (or, in the case of personal property covered by this Agreement, to Purchaser's designated lessee), and Purchaser agrees to buy and assume (or cause such lessee to buy and assume) from Seller, all of Seller's right, title and interest in and to the following:

     (a) Those certain parcels of land (each a "Parcel") more particularly described in Exhibit A attached hereto (collectively, the "Land") located in (1)
             ---------
Tewksbury, Massachusetts (the "Tewksbury Parcel"), (2) Meriden, Connecticut (the "Meriden Parcel"), (3) Hapeville, Georgia (the "Hapeville Parcel"), (4) Blue Ash, Ohio (the "Blue Ash Parcel"), (5) Montgomery, Alabama (the "Montgomery Parcel"), (6) Clear Lake, Texas (the "Clear Lake Parcel"), (7) Las Colinas, Texas (the "Las Colinas Parcel"), (8) San Ramon, California (the "San Ramon Parcel"), (9) Pleasant Hill, California (the "Pleasant Hill Parcel") and (10) Bakersfield, California (the "Bakersfield Parcel"), together with (i) all buildings, parking areas, other structures and other improvements located on any such Parcel (collectively, the "Improvements"), (ii) all water and mineral rights (if any), development rights and all easements, rights and other interests appurtenant to the Land and Improvements, including, but not limited to, (A) all easements, rights of way, rights of ingress and egress, tenements, hereditaments, privileges, and appurtenances in any way belonging to any Parcel or Improvements, (B) any land lying in the bed of any alley, highway, street, road or avenue, open or proposed, in front of or abutting or adjoining any Parcel, (C) any strips or gores of real estate adjacent to any Parcel, and (D) the use of all alleys, easements and rights-of-way, if any, abutting, adjacent, contiguous to or adjoining the Land (collectively, the "Appurtenances"), and
(iii) to the extent assignable and without additional cost to Seller (except costs that Purchaser agrees to reimburse to Seller), Seller's interest in the right to receive immediately on and after Closing and continuously consume thereafter water service, sanitary and storm sewer service, electrical service, gas service, and telephone service on and for the Land and Improvements, and the foregoing right shall include but not be limited to (A) the right to the present and future use of wastewater, drainage, water and other utility facilities to the extent such use benefits the Land or Improvements, (B) all reservations of or commitments covering any such use in the future, and (C) all wastewater capacity reservations relating to the Land or Improvements (collectively, the "Utility Reservations"). Each Parcel and the Improvements located thereon, together with the related Appurtenances and Utility Reservations, are sometimes referred to hereinafter individually, as an "Inn" and collectively, as the "Inns".

     (b) The following personalty (collectively the "Personal Property"): (1) all furniture, furnishings, fixtures, vehicles, rugs, mats, carpeting, appliances, devices, engines, telephone and other communications equipment, televisions and other video equipment, plumbing fixtures and other equipment located in, or used in the operation of, each of the Inns (the "FF&E"), (2) all items included within the definition of "Property and Equipment" under the Uniform System of Accounts for the Lodging Industry, Ninth Revised Edition, as published by the Hotel Association of New York City, Inc. (the "Uniform System of Accounts") and used in the operation of the Inns, including, without limitation, linen, china, glassware, tableware, uniforms and similar items, subject to such depletion or replacement prior to the Closing Date as shall occur in the ordinary course of business (the "Fixed Asset Supplies"); (3) all "Inventories" as defined in the Uniform System of Accounts and used in the operation of the Inns, including, without limitation, provisions in storerooms, refrigerators, pantries, and kitchens, beverages in wine cellars and bars, other merchandise intended for sale or resale, fuel, mechanical supplies, stationery, guest supplies, maintenance and housekeeping supplies and other expensed supplies and similar items, subject to such depletion or replacement prior to the Closing Date as shall occur in the ordinary course of business (the "Inventories"), provided, however, that to the extent that any applicable law
                --------  -------
prohibits the transfer of alcoholic beverages from Seller to Purchaser (or Purchaser's designated lessee or manager), such beverages shall not be considered a part of Inventories;

     (c) to the extent in Seller's possession or control, (1) all surveys, architectural, consulting and engineering drawings and blueprints, plans and specifications, soil reports, engineering reports, inspection reports, and other technical descriptions and reports related to the Inns (the "Plans"), (2) all books and records, if any related to the Inns (the "Books and Records"), (3) all right, title and interest of Seller in, to and under the following related to the Inns, to the extent assignable: all warranties, guaranties, indemnities, and claims for the benefit of Seller, all licenses, permits, certificates of occupancy, and similar documents issued by any federal, state, or municipal authority, or by any private party without material cost to Seller (the "Intangibles"), and (4) any and all other items of personalty owned by Seller and located at each of the Inns (the "Additional Personalty"), but excluding (i) accounts receivable for periods prior to the Apportionment Date, (ii) property of guests, (iii) Personal Property leased pursuant to the Equipment Leases, (iv) information owned by or proprietary to Residence Inn by Marriott, Inc. (the "Manager"), the manager under the Management Agreement, and (iv) petty cash, working capital or cash on deposit in any account maintained by or for the benefit of Seller, except cash on deposit as of the Closing Date in the Improvement Reserve (as hereinafter defined).

     (d) To the extent assignable, (1) all written service, maintenance, licensing, concession, and other contracts or agreements related to the maintenance, ownership, use, possession or operation of the Personal Property or the Inns (the "Contracts"), (2) all written leases of personal property located at, or used in the operation of, the Inns (the "Equipment Leases") to which Seller or Manager is a party and (3) if any, all leases, subleases and other occupancy agreements, which provide for the use or occupancy of space or facilities in or relating to the Inns (the "Space Leases"). The Inns, Personal Property, Plans, Books and Records, Intangibles, Additional Personalty, Contracts, Equipment Leases and any such Space Leases are sometimes referred to hereinafter collectively as the "Property".

                                  ARTICLE II
                                Purchase Price
                                --------------

     2.1  Purchase Price. The purchase price for the Property is ONE HUNDRED
          --------------
NINETEEN MILLION DOLLARS ($119,000,000.00), subject to adjustment as described in Article XIII below (the "Purchase Price"), which shall be payable on the Closing Date as follows: (i) Purchaser shall assume the outstanding principal balance as of the Closing Date of the loan made to Seller by Bank of America, N.A. (together with the current holder of the Existing Debt, the "Lender") in the original principal amount of FIFTY FIVE MILLION FIVE HUNDRED EIGHTY-EIGHT THOUSAND DOLLARS ($55,588,000.00) pursuant to that certain Loan Agreement (the "Loan Agreement") dated as of December 29, 1999 by and between the Lender and Seller (the "Existing Debt"), which Existing Debt is secured by the Inns, and
(ii) an amount equal to the sum of the Purchase Price, with the adjustments as described in Article XIII below, less the principal balance as of the Closing
                                 ----
Date of the Existing Debt and the amount of the credit referred to in Section 2.3, shall be paid to Seller in cash on the Closing Date by wire transfer of immediately available funds to the Title Company, as escrow agent (the "Escrow Agent"). All amounts on deposit as of the Closing Date in the Improvement Reserve shall become the property of Purchaser in consideration for the Purchase Price, without any adjustment.

     2.2  Allocation of Purchase Price.  On or before the date that is five (5)
          ----------------------------
business days after the date Purchaser makes its election pursuant to Section
14.7 hereof, the Purchase Price shall be allocated among the Inns and various items of Personal Property, and such allocation shall be attached hereto as Exhibit B. Seller and Purchaser agree to file federal, state and local tax
---------
returns consistent with such allocations.

     2.3  Deposit.  Within one business day after the date hereof, Purchaser
          -------
shall deliver to the Escrow Agent a deposit in the amount of ONE MILLION ONE

THOUSAND DOLLARS ($1,001,000.00) in immediately available funds. ONE MILLION DOLLARS ($1,000,000.00) of this amount (the "Initial Deposit") shall be deemed fully earned and paid over to Seller as a nonrefundable deposit on May 31, 2001 if this Agreement is not terminated on or before May 31, 2001. The amount of Purchaser's initial cash deposit with the Escrow Agent pursuant to this Section 2.3, together with all accrued interest thereon, less the amount of the Initial Deposit, is referred to in this Agreement as the "Deposit." The Initial Deposit and the Deposit are referred to herein collectively as the "DEPOSITS". In the event that Purchaser proceeds with the Closing, the full amount of the DEPOSITS shall be credited towards Purchaser's obligation to pay the cash portion of the Purchase Price. If the Closing does not occur for any reason, the Deposit shall be paid over to Seller. The Escrow Agent shall hold the DEPOSITS in accordance with escrow instructions executed by Seller, Purchaser and the Escrow Agent (the "Escrow Instructions") substantially in the form attached hereto as Exhibit C.
                                                                    ---------

                                  ARTICLE III
              Seller's Representations, Warranties and Covenants
              --------------------------------------------------

     In order to induce Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, Seller represents and warrants to, and covenants with, Purchaser as follows:

     3.1  Good Standing.  Seller is a limited liability company duly organized,
          -------------
validly existing and in good standing under the laws of the State of Delaware, is authorized to conduct the business in which it is now engaged, and is duly qualified and in good standing in Delaware and in all states where the ownership of its assets or the conduct of its business makes such qualification necessary.

     3.2  Title.  Seller has (a) good and marketable leasehold title to the
          -----
Meriden Parcel and good and marketable title to the Improvements located thereon and (b) good and marketable fee simple title to the other Inns, in each case subject only to Permitted Exceptions. The Meriden Lease (as defined in Section
9.7 hereof) is in full force and effect and Seller is not aware, and has not received any notice, of any default thereunder. Seller has provided a true and complete copy of the Meriden Lease to Purchaser. Seller owns or leases under valid equipment leases all items of tangible Personal Property used in connection with the operation of the Inns as currently operated. None of the items of tangible Personal Property used in the operation of the Inns are owned by the Manager or any other third party, except for the ownership interest of the lessor in items of Personal Property that are leased by Seller in connection with the operation of the Inns.

     3.3  Due Authorization.  The execution, delivery and performance of this
          -----------------
Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite limited liability company actions of Seller, none of which actions have been modified or rescinded, and all of which actions are in full force and effect. This Agreement constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

     3.4  No Violations or Defaults.  The execution, delivery and performance of
          -------------------------
this Agreement and all other documents, instruments and agreements to be executed and delivered pursuant to this Agreement (the "Closing Documents") by Seller and the consummation by Seller of the transactions contemplated hereby will not (a) to the knowledge of Seller, violate any law or any order of any court or governmental authority with proper jurisdiction; (b) result in a material breach or default under any contract or other binding commitment of Seller or any provision of the organizational documents of Seller; or (c) require any consent or approval or vote that has not been taken or given, or as of the Closing Date shall not have been taken or given.

     3.5  Litigation.  There are no actions, suits, arbitrations, governmental
          ----------
investigations or other proceedings pending or, to the knowledge of Seller, threatened against Seller or affecting the Property (or any material portion thereof) before any court or governmental authority, an adverse determination of which might adversely affect (a) the financial condition or operations of Seller or any Inn, (b) Seller's ability to enter into or perform this Agreement or (c) Seller's title to the Property (or any material portion thereof).

     3.6  Condemnation Actions. To the knowledge of Seller, there are no pending
          --------------------
or threatened condemnation actions or special assessments of any nature with respect to the Property or any part thereof.

     3.7  Contracts.  All material Contracts known to Seller related to the
          ---------
maintenance ownership, use, possession or operation of the Property, other than the Management Agreement, the Equipment Leases and the Space Leases (if any) are listed on Exhibit D attached hereto. Seller has provided to Purchaser true and
          ---------
complete copies of all such Contracts. To the knowledge of Seller, (a) all such Contracts are in full force and effect, and (b) there are no defaults or events that with notice or the passage of time, or both, would constitute a default by Seller under any such Contract, nor by any other party thereto.

     3.8  Equipment Leases.  All material Equipment Leases known to Seller to
          ----------------
which Seller or Manager is a party or any portion of the Property is subject are listed on Exhibit E attached hereto. Seller has provided to Purchaser true and
          ---------
complete copies of all such Equipment Leases. To the knowledge of Seller, (a) all such Equipment Leases are in full force and effect, and (b) there are no defaults or events that with notice or the passage of time or both, would constitute a default by Seller under any such Equipment Lease, nor by any other party thereto.

     3.9  Management and Franchise Agreements; Loan Agreement.  (a) There are no
          ---------------------------------------------------
existing management contracts or franchise agreements relating to the Property other than that certain Management Agreement by and between Seller and the Manager, dated as of December 29, 1999, as affected by (1) that certain letter agreement dated December 29, 1999 by and between Seller, Manager and Crestline Capital Corporation ("Crestline"), (2) that certain letter agreement dated December 29, 1999 by and between Crestline and Manager, and (3) that certain letter agreement dated September 11, 2000 by and between Seller, Crestline and Manager (collectively, the "Management Agreement"). The Management Agreement is in full force and effect and has not been further amended, and there are no defaults or events that with notice or the passage of time, or both, would constitute a default by Seller or Crestline under the Management Agreement, nor, to the knowledge of Seller, by Manager thereunder. The amount of owner's investment (which under the Management Agreement is defined as Contributed Capital) used in the calculation of the Contingent Management Fee under the Management Agreement is $59,910,270.00 as of April 20, 2001.

     (b) The Loan Agreement is in full force and effect and has not been further amended, and there are no defaults or events that with notice or the passage of time, or both, would constitute a default by Seller or Crestline under the Loan Agreement, nor, to the knowledge of Seller, by Lender thereunder. The Replacement Reserve Account, the Tax and Insurance Reserve Account, the Debt Service Reserve Account and any Immediate Repair Escrow Account (each such term as defined in the Loan Agreement) maintained by the Lender are fully funded as required by the Loan Agreement, and no Debt Service Sweep Event (as defined in the Loan Agreement) has occurred during the term of the Loan Agreement. As of April 20, 2001, the amount held in the Immediate Repair Escrow Account equaled $394,467.00.

     (c) The Improvement Reserve required to be maintained by Seller pursuant to the Management Agreement is fully funded, as required thereby. As of April 20, 2001, the amount held in the Improvement Reserve, after deduction of all amounts advanced by the Manager on behalf of Seller and not yet repaid to the Manager from the Improvement Reserve, equaled $1,594,214.00.

     3.10 Space Leases. All material Space Leases known to Seller to which
          ------------
Seller or Manager is a party or any portion of the Property is subject are listed on Exhibit F attached hereto. To the knowledge of Seller, (a) all such
          ---------
Space Leases are in full force and effect, and (b) there are no defaults or events that with notice or the passage of time or both, would constitute a default by Seller under any such Space Leases, nor by any other party thereto.

     3.11 Permits.  To the knowledge of Seller, all material licenses
          -------
(including, without limitation, liquor licenses), certificates of occupancy, permits and approvals required to be issued by any governmental authority or any third party and used in or necessary to the operation of the Inns as fully functioning limited-service hotels (the "Permits") have been obtained and are in full force and effect. To the knowledge of Seller, each such Permit is listed on Exhibit G attached hereto,
                                                   ---------
and Seller has provided to Purchaser true and complete copies of each such Permit.

   3.12   Sufficiency of Inventories.  To the knowledge of Seller, the
          --------------------------
quantities of FF&E, Inventories, and Fixed Asset Supplies in the Inns, including the provisions for reserves, are sufficient for the operation of the Inns in accordance with the standard of operation heretofore maintained by Seller and the Manager.

   3.13   Compliance with Laws.  Seller has not received any written notice of
          --------------------
any violation of applicable law in connection with the use and operation of any of the Inns.

   3.14   Environmental Matters.  Seller has not received any written notice of
          ---------------------
the presence or release of any substance that is regulated under any Environmental Laws as a pollutant, contaminant or toxic, radioactive or otherwise hazardous substance, including petroleum, its derivatives or byproducts and other hydrocarbons (collectively and individually, "Hazardous Substances") that would cause any of the Inns to be in violation of any applicable Environmental Laws and that remains uncured, nor has Seller received written notice that any Inn is not in compliance with applicable Environmental Laws. Except as otherwise disclosed in the environmental reports described on Exhibit H, to the knowledge of Seller (i) there are no Hazardous Substances
---------
located at, on or under any Inn (except ordinary quantities of cleaning and maintenance supplies and other materials used in the ordinary course of the operation of the Inns that are handled in compliance with applicable Environmental Laws) and (ii) no Hazardous Substances have leaked, escaped or been discharged, emitted or otherwise released from the Land underlying any Inn onto any adjoining properties. For the purposes of this Section, "Environmental Laws" means any and all statutes, laws, regulations and rules in effect on the date hereof relating to the protection of the environment or to the use, transportation and disposal of Hazardous Substances.

   3.15   "As-Is, Where-Is" Sale; Limitation on Seller's Representations and
          ------------------------------------------------------------------
Warranties.   (a) PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR SUCH
----------
REPRESENTATIONS AND WARRANTIES CONCERNING SELLER'S TITLE TO THE PROPERTY OR THE PHYSICAL CONDITION OR OPERATIONS OF THE PROPERTY AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE OTHER CLOSING DOCUMENTS, THE PROPERTY IS SOLD "AS-IS - WHERE-IS," AND NEITHER SELLER NOR ANY AGENT NOR REPRESENTATIVE OF SELLER HAS MADE, AND SELLER IS NOT LIABLE FOR OR BOUND IN ANY MANNER BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTIES, PROMISES, STATEMENTS, INDUCEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY, THE PHYSICAL CONDITION, OPERATION OR FINANCIAL VIABILITY OF ALL OR ANY PART THEREOF, THE INCOME AND EXPENSES ATTRIBUTABLE OR LIKELY TO BE ATTRIBUTABLE THERETO, THE USES WHICH CAN BE MADE

OF ALL OR ANY PART OF THE PROPERTY OR ANY OTHER MATTER OR THING OF ANY KIND WITH RESPECT THERETO OR TO THE MARKETS IN WHICH THE INNS ARE LOCATED. WITHOUT LIMITING THE FOREGOING, PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR THE CLOSING DOCUMENTS, SELLER IS NOT LIABLE FOR OR BOUND BY (AND PURCHASER HAS NOT RELIED UPON) ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS, FINANCIAL STATEMENTS OR OTHER INFORMATION OF ANY KIND SUPPLIED BY OR ON BEHALF OF SELLER AND PERTAINING TO THE INNS OR ANY OTHER INFORMATION RESPECTING THE INNS FURNISHED BY SELLER OR ANY EMPLOYEE, AGENT, CONSULTANT OR OTHER PERSON REPRESENTING OR PURPORTEDLY REPRESENTING SELLER. PURCHASER ACKNOWLEDGES THAT TO THE EXTENT REQUIRED TO BE OPERATIVE, THE DISCLAIMERS OF REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS SECTION ARE "CONSPICUOUS" DISCLAIMERS FOR PURPOSES OF ANY APPLICABLE LAW, RULE, REGULATION OR ORDER. PURCHASER ACKNOWLEDGES THAT IT IS EXPERIENCED IN THE PURCHASE, OWNERSHIP AND OPERATION OF PROPERTY OF THE TYPE COVERED BY THIS AGREEMENT AND THAT ITS DECISION TO ENTER INTO THIS CONTRACT AND TO PURCHASE THE PROPERTY FOLLOWING ITS INVESTIGATION THEREOF DURING THE FEASIBILITY PERIOD) IS AND WILL BE BASED ON ITS OWN DUE DILIGENCE AND ITS OWN EXPERT EVALUATION OF THE CONDITION AND OPERATION OF THE PROPERTIES AND THEIR SUITABILITY FOR PURCHASER'S PURPOSES.

     (b) EXCEPT FOR SUCH REPRESENTATIONS AND WARRANTIES CONCERNING SELLER'S TITLE TO THE PROPERTY OR THE PHYSICAL CONDITION OR OPERATIONS OF THE PROPERTY AS ARE EXPRESSLY PROVIDED IN THIS AGREEMENT OR IN THE CLOSING DOCUMENTS, AS PART OF PURCHASER'S AGREEMENT TO PURCHASE AND ACCEPT THE INNS "AS-IS-WHERE-IS" AND NOT AS A LIMITATION ON SUCH AGREEMENT, PURCHASER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES AND RELEASES ANY AND ALL ACTUAL OR POTENTIAL RIGHTS PURCHASER MIGHT HAVE REGARDING ANY FORM OF WARRANTY, EXPRESS OR IMPLIED, OF ANY KIND OR TYPE, RELATING TO THE PROPERTY. SUCH WAIVER AND RELEASE IS ABSOLUTE, UNCONDITIONAL, IRREVOCABLE, COMPLETE, TOTAL AND UNLIMITED IN ANY WAY. SUCH WAIVER AND RELEASE INCLUDES, BUT IS NOT LIMITED TO, A WAIVER AND RELEASE OF EXPRESS WARRANTIES, IMPLIED WARRANTIES, WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE OR USE, WARRANTIES OF MERCHANTABILITY, WARRANTIES OF HABITABILITY, STRICT LIABILITY RIGHTS AND CLAIMS OF EVERY KIND AND TYPE, INCLUDING, BUT NOT LIMITED, TO CLAIMS REGARDING DEFECTS WHICH WERE NOT OR ARE NOT NOW APPARENT OR

DISCOVERABLE, PRODUCT LIABILITY CLAIMS, PRODUCT LIABILITY TYPE CLAIMS, ANY RIGHTS AND CLAIMS RELATING TO OR ATTRIBUTABLE TO ENVIRONMENTAL CONDITIONS, AND ALL OTHER CLAIMS OR RIGHTS OF ANY KIND BASED ON EXPRESS OR IMPLIED WARRANTIES OR BASED ON PRINCIPLES OF STRICT LIABILITY, WHETHER NOW EXTANT OR HEREAFTER CREATED OR CONCEIVED.

     Seller's Initials                  Purchaser's Initials

     _______________________            __________________________

   3.16   Financial Information.  Seller has previously delivered to Purchaser
          ---------------------
operating statements for the Inns prepared by the Manager for fiscal years 1998, 1999 and 2000 and the period ending April 20, 2001 (collectively, the "Financial Statements"). To the knowledge of Seller, all such information has been prepared in accordance with generally accepted accounting principles applied consistently with past practices and fairly presents the results of operations of the Inns for the periods represented thereby, and has been relied upon by Seller in the ordinary course of business of the operation of the Inns.

   3.17   Solvency.  Seller is not insolvent within the meaning of Title 11 of
          --------
the United States Code, as amended (the "Bankruptcy Code"), nor has it ceased to pay its debts as they become due. Seller has not filed or taken any action to file a voluntary petition, case or proceeding under any section or chapter of the Bankruptcy Code, or under any similar law or statute of the United States or any state thereof, relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of its debts; and no such petition, case or proceeding has been filed against it which has not been dismissed, vacated or stayed on appeal; and it has not been adjudicated as a bankrupt or insolvent or consented to, nor filed an answer admitting or failing reasonably to contest an allegation of bankruptcy or insolvency. Seller has not sought, or consented to or acquiesced in, the appointment of any receiver, trustee, liquidator or other custodian of it or a material part of its assets, and has not made or taken any action to make a general assignment for the benefit of creditors or an arrangement, attachment or execution has been levied and no tax lien or other governmental or similar lien has been filed, against it or a material part of its properties, which has not been duly and fully discharged prior to the date hereof.

   3.18   Employees.  Seller has no employees.  All employees employed
          ---------
exclusively at the Inns are the employees of Manager. To the knowledge of Seller, there are no (i) unions organized at any Inn, no union organizing attempt, strikes, organized work stoppage or slow down, or any other labor dispute pending with respect to any of the employees at any Inn, or (ii) collective bargaining or other labor agreements to which Seller or Manager or any Inn is bound with respect to any employees employed by Manager with regard to any Inn.

     3.19  Knowledge.  Any and all references in this Agreement to the
           ---------
"knowledge" of Seller, to things "known" to Seller or any similar phrases or references, shall mean the actual and present knowledge, after making due inquiry of the Manager and the appropriate executive employees at each Inn (i.e. the General Manager, Chief Engineer, if any, and the Controller of such Inn), of Larry K. Harvey, Senior Vice President and Controller of Crestline, Tracy M. J. Colden, Senior Vice President and General Counsel of Crestline and Phillip Borkowski, Director, Asset Management for Crestline (collectively the "Seller Knowledge Individual"). Neither the actual, present knowledge of any other individual or entity, nor the constructive knowledge of the Seller Knowledge Individual or of any other individual or entity shall be imputed to the Seller Knowledge Individual.

                                ARTICLE IV
           Purchaser's Representations, Warranties and Covenants
           -----------------------------------------------------

     In order to induce Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Purchaser represents and warrants to, and covenants with, Seller as follows:

     4.1   Good Standing.  Purchaser is a corporation duly organized, validly
           -------------
existing and in good standing under the laws of Virginia, is authorized to conduct the business in which it is now engaged and is, or as of the Closing Date shall be, qualified to do business in Virginia and in all states where the ownership of its assets or the conduct of its business makes such qualification necessary.

     4.2   Due Authorization.  The execution, delivery and performance of this
           -----------------
Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate actions of Purchaser (none of which actions have been modified or rescinded, and all of which actions are in full force and effect). This Agreement constitutes a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

     4.3   No Violations or Defaults.  The execution, delivery and performance
           -------------------------
of this Agreement and the Closing Documents by Purchaser and the consummation by Purchaser of the transactions contemplated hereby will not (a) to the knowledge of Purchaser, violate any law or any order of any court or governmental authority with proper jurisdiction; (b) result in a material breach or default under any contract or other binding commitment of Purchaser or any provision of the organizational documents of Purchaser; or (c) require any consent or approval or vote that has not been taken or given, or as of the Closing Date shall not have been taken or given.

     4.4   Litigation.  There are no actions, suits, arbitrations, governmental
           ----------
investigations or other proceedings pending or, to the knowledge of Purchaser, threatened against Purchaser before any court or governmental authority, an adverse determination of which might adversely affect (a) the financial condition or operations of Purchaser or (b) Purchaser's ability to enter into or perform this Agreement.

                                   ARTICLE V
                                    Closing
                                    -------

   5.1   Closing.  The consummation of the purchase and sale of the Property as
         -------
contemplated by this Agreement (the "Closing") shall take place at the offices of Hogan & Hartson L.L.P., 555 13th Street N.W., Washington, D.C. on the date (the "Closing Date") that coincides with the end of the Accounting Period (as defined in the Management Agreement) in which the Lender grants its consent to the transfer and assumption of the Existing Debt and other matters contemplated by Sections 2.1, 7.4 and 8.3 hereof, but in no event later than August 31, 2001, unless Seller and Purchaser mutually agree on an alternative date or alternative location. If the Closing does not occur for any reason by August 31, 2001, the provisions of Sections 7.9, 8.8 and/or Article X hereof shall apply, as applicable. All of Seller and Purchaser's deliveries, the cash payment of the Purchase Price and sufficient additional cash necessary for the parties to pay the costs contemplated by Section 5.2 shall be delivered in escrow to the Escrow Agent. All transactions at the Closing shall be interdependent and are to be considered simultaneous, so that none are effective until all are effective.

   5.2   Costs.  Seller and Purchaser each agree to pay fifty percent (50%) of
         -----
all (i) transfer and recording taxes and fees connected with the transfer of the Property and the recordation or registration of the Deeds, assignments of lease or other instruments of title, (ii) fees of the Escrow Agent in connection with the Escrow Instructions and (iii) bulk sales taxes and other personal property taxes associated with the Closing, if any. Purchaser shall pay for the costs and premiums of title insurance, including, without limitation, the costs and expenses of all endorsements thereto, all surveys of the Inns prepared for the Closing and all environmental and engineering reports. Purchaser shall pay any fees relating to or in connection with the assumption or transfer of the Existing Debt from Seller to Purchaser (including, without limitation, the payment of the assumption fee under the Loan Agreement, the Lender's attorneys' fees reasonably related to the assignment and assumption of the Existing Debt, to the extent payable by the Borrower under the Loan Agreement, the costs and expenses of the Lender's due diligence review, to the extent payable by the Borrower under the Loan Agreement, and the costs of preparing or recording amendments to the mortgages and UCC filings affecting the Property, including any applicable transfer, mortgage or recording fees or taxes, but excluding the costs of Seller's counsel, if any, relating to the assignment and assumption of the Existing Debt). If and to the extent not waived by Manager, Purchaser shall pay any and all sums required to be paid in connection with the transactions contemplated hereby pursuant to Section 5.03 of the Management

Agreement. Except as otherwise provided for herein, each party shall pay its own accountants and attorneys' fees incurred in connection with the preparation, negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby.

                                   ARTICLE VI
                  Actions Pending Closing; Feasibility Period
                  -------------------------------------------

   6.1   Conduct of Business; Maintenance and Operation of Property.  Between
         ----------------------------------------------------------
the Contract Date and the Closing Date, Seller shall continue to carry on the business of the Inns as currently conducted and consistent with prior practice, and in compliance in all material respects with the terms and conditions of the Management Agreement. Without limiting the generality of the foregoing, Seller shall:

         (i) Cause the Property to be maintained in its present order and condition, normal wear and tear excepted and casualties of the kind that do not give Purchaser the right to terminate this Agreement pursuant to Section 12.2 hereof, so that the Property shall, except for normal wear and tear, be in substantially the same condition on the Closing Date as on the Contract Date;

         (ii) Use reasonable efforts to (A) maintain, or cause to be maintained, the present level of insurance with respect to the Inns in full force and effect until the Closing Date, and (B) remain in compliance in all material respects with the Meriden Lease;

         (iii) To the extent that Seller has received written notice of any litigation, arbitration, or administrative hearing before any court or governmental agency concerning or affecting any Inn which is instituted or threatened after the Contract Date, advise Purchaser promptly of such litigation, arbitration or administrative hearing;

         (iv) Not take, or omit to take, any action that would have the effect of violating any of the covenants or agreements of Seller contained in this Agreement in any material respect; or

         (v) Pay or cause to be paid all taxes, assessments and other impositions levied or assessed on the Inns or any part thereof prior to the date on which the payment thereof is delinquent, and comply with all federal, state, and municipal laws, ordinances, regulations, and orders relating to the Inns; provided, however, that Seller shall have the right to contest such taxes,
--------  -------
assessments or other impositions in accordance with applicable law.

   6.2   Title Insurance. (a) Seller shall cooperate with Purchaser in
         ---------------
obtaining, at Purchaser's sole cost, a binding commitment for an owner's policy of title insurance (the "Title Commitments") relating to each of the Inns to be issued by LandAmerica Title Insurance Company or other title insurance company reasonably acceptable to Purchaser and Lender (the "Title Company"), committing to insure Purchaser's good and marketable (a) leasehold interest to the Meriden Parcel (and its ownership interest in the Improvements located thereon) and (b) fee simple title to the other Inns. The Title Policies shall show no liens, mortgages, deeds of trust, security interests, pledges, charges, options, encroachments, easements, covenants, leases, reservations or restrictions of any kind (the "Encumbrances") other than (i) the liens securing solely the Existing Debt, (ii) applicable zoning regulations and ordinances, (iii) liens for taxes, assessments and governmental charges not yet due and payable and (iv) the Permitted Exceptions.

   (b) At or before 6:00 p.m. (Bethesda, Maryland time) on May 22, 2001 (the period between the date hereof and such time being the "Title Review Period"), Purchaser agrees to notify Seller in writing of any objections to exceptions appearing in the Title Commitments or, except with respect to the Hapeville Parcel and the Meriden Parcel, matters appearing on the Surveys that, in each case, could reasonably be expected to materially and adversely affect the ability of Purchaser's lessee or manager to continue to operate the affected Inn or Inns as Residence Inn by Marriott hotel properties. On or before 6:00 p.m. (Bethesda, Maryland time) on June 8, 2001 (the period between the date hereof and such time being the "Special Survey Review Period"), the Purchaser agrees to notify the Seller of any matters affecting the Inns located on the Hapeville Parcel and the Meriden Parcel that are reflected on the Surveys obtained by Purchaser for those Parcels and that were not shown on the survey of such Parcels previously delivered to Purchaser and that could reasonably be expected to materially and adversely affect the ability of the Purchaser's lessee or manager to continue to operate such Inns as Residence Inn by Marriott hotel properties. Within five (5) business days following Seller's receipt of the notifications contemplated by the first and second sentences, respectively, of this Section 6.2(b), Seller shall notify Purchaser that (a) it will, prior to the Closing Date, eliminate or correct (or commit in writing to eliminate or correct) the matters to which Purchaser has objected pursuant to this Section 6.2, as described in such notifications, or (b) it declines to eliminate or correct the specified matters (or some combination of the foregoing, specifying the matters Seller agrees to eliminate or correct and those it does not). Notwithstanding the foregoing, Seller shall be obligated to eliminate, or cause the Title Company to insure Purchaser, at no cost or expense to Purchaser, against loss by reason of, any monetary lien(s) affecting any of the Inns up to a sum of $50,000.00 for any individual Inn or $250,000.00 in the aggregate for all of the Inns collectively, whichever is less, excluding liens created by Purchaser. If Seller commits in writing to take such actions as may be required to correct such matters or as may be required by the Title Company to remove all exceptions to title to which Purchaser has reasonably and timely objected, then Purchaser shall have no right to terminate this Agreement pursuant to this
Section 6.2(b). If Seller elects not to take such actions, Purchaser may terminate this Agreement in its sole discretion by providing written notice to Seller within five (5)
business days after Purchaser's receipt of the notice of Seller's election, whereupon the DEPOSITS (less and except the Initial Deposit to the extent that the Initial Deposit may have become fully earned pursuant to Section 2.3 hereof) shall be returned to Purchaser. If Seller agrees to take all such actions, or if Purchaser subsequently elects to accept any matters which Seller has declined to eliminate or correct and continue this Agreement, Purchaser and Seller shall, before the end of the five (5) business day period described in the immediately preceding sentence, initial a list of all title exceptions that Purchaser agrees to accept (the "Permitted Exceptions"), which list shall be attached hereto as
Exhibit I.
---------

   6.3   Survey.  Seller shall cooperate with Purchaser in obtaining, at
         ------
Purchaser's sole cost, an as-built survey of each of the Inns (the "Surveys"), certified to Purchaser, Purchaser's lender and the Title Company by a land surveyor or professional engineer. Purchaser shall be responsible for ensuring that such Surveys are ordered in time so that they can be received and reviewed by Purchaser prior to the end of the Title Review Period (or, in the case of the Inns located on the Hapeville Parcel and the Meriden Parcel, by the end of the Special Survey Review Period).

   6.4   No Action.  Between the Contract Date and the Closing Date, Seller
         ---------
shall not take or permit any action that would invalidate, void or make untrue any representation or warranty provided under this Agreement. If any event occurs prior to Closing that would cause any of Seller's representations or warranties to become untrue, Seller shall notify Purchaser immediately in writing of such occurrence.

   6.5   Cooperation.  Seller shall cooperate with Purchaser in securing any
         -----------
necessary transfer or issuance of any Permits, including, without limitation, any liquor licenses that are currently held in the name of Seller, to Purchaser (or to Purchaser's lessee or manager on behalf of Purchaser) promptly following the Closing Date. Seller shall cooperate with Purchaser in registering in Purchaser's name the registered portion of the Tewksbury Land with the Land Court in Boston. Prior to the Closing Date, Seller shall (at its own expense, except with respect to the Lender's consent to the assumption of the Existing Debt by Purchaser) use reasonable efforts and cooperate with Purchaser to obtain all third party consents and approvals required in order for Purchaser to purchase the Property and to assume the Existing Debt. Purchaser shall use its commercially reasonable best efforts to obtain the Lender's consent to the assumption of the Existing Debt.

   6.6   Inspection and Access; Feasibility Period.  (a) Purchaser shall have
         -----------------------------------------
the right, at its own risk, cost and expense and at any date or dates prior to Closing, to enter, or cause its agents or representatives to enter, upon the Inns at any reasonable time and upon reasonable prior notice to Seller and Manager, for the purpose of making surveys or other tests, inspections, investigations and/or studies of all or any part of the Property. In addition, Purchaser may, at its own risk, cost and expense, conduct such architectural, environmental, economic and other studies of the Property as Purchaser may, in its sole discretion, deem desirable. Purchaser shall not make any physical alterations to the Property or any invasive tests. Purchaser shall conduct, and ensure that each of its agents, employees, contractors or representatives conducts, each such entry in a manner that does not unreasonably interfere with the guests or management of the Inns; and Purchaser shall indemnify and hold Seller harmless from any and all claims, damages, demands, penalties, causes of action, liabilities, losses, costs or expenses (including, without limitation, reasonable attorneys' fees and other charges) to the extent arising out of or in any way related to personal injury (including death), property damage, disruptions of operations, nuisance or other claims asserted by any person or entity relating to the acts or omissions of Purchaser, or its agents, employees, contractors or representatives (other than Manager) in the course of any such entry or inspection of the Inns. The foregoing indemnity shall survive Closing or any termination of this Agreement. Subject to the provisions of the Management Agreement, Purchaser shall have reasonable access to all Plans, Records and other files, documentation, agreements and other information in the possession or control of Seller or Seller's agents related to the design, construction, ownership, operation, management, use and occupancy of the Property and shall have the right to inspect and/or make copies of same. If Purchaser elects to terminate this Agreement pursuant to Section 6.6(b), upon payment to Purchaser of fifty percent (50%) of the costs incurred by Purchaser in procuring any tests, studies or investigations of the Property, Purchaser agrees to supply Seller with copies thereof.

   (b) If, at or before 6:00 p.m. Bethesda, Maryland time on May 21, 2001 (the "Feasibility Period"), Purchaser gives Seller written notification (the "Termination Notice") that Purchaser elects, in its sole and absolute discretion, not to consummate the purchase of the Property in accordance with the terms of this Agreement (or if, for the reasons described in Section 6.2(b) hereof, such notification is given at or before 6:00 p.m. Bethesda, Maryland time on the date that is five (5) business days after Purchaser's receipt of the notice of Seller's election not to take such actions as may be required by the Title Company to remove the exceptions to title to which Purchaser has reasonably objected), this Agreement shall terminate, whereupon the DEPOSITS (less and except the Initial Deposit to the extent that the Initial Deposit has become fully earned pursuant to Section 2.3 hereof) shall be returned to Purchaser and neither party shall have any further liability to the other under this Agreement except as otherwise specifically provided herein. In the event that (i) the Termination Notice is not provided to Seller by the end of the Feasibility Period, or (ii) Seller elects to take such actions as may be required by the Title Company to remove the exceptions to title to which Purchaser has reasonably objected, Purchaser shall have been deemed to have elected to proceed hereunder and this Agreement shall remain in full force and effect.

   6.7   Access to Financial Information.  Purchaser's representatives shall
         -------------------------------
have access to all of Seller's financial and other information relating to the Inns to the extent necessary to enable Purchaser's representatives to prepare audited financial statements in conformity with Regulation S-X of the Securities and Exchange Commission and to enable them to prepare a registration statement, report or disclosure statement for filing with the SEC on behalf of Purchaser. Seller shall also provide to Purchaser's representative a signed representation letter in form and substance reasonably acceptable to Seller sufficient to enable an independent public accountant to render an opinion on the financial statements related to the Inns. Notwithstanding anything to the contrary contained herein, Seller and Purchaser acknowledge and agree that Seller shall consent, at Purchaser's election, to allowing Seller's accountants to assist Purchaser with the preparation of such documents, provided that Purchaser shall be responsible for any costs or expenses associated with such assistance.

                                  ARTICLE VII
           Conditions Precedent to Purchaser's Obligations at Closing
           ----------------------------------------------------------

   It shall be an express precondition to Purchaser's obligation to purchase the Property that each and every one of the following conditions shall have been satisfied as of the Closing Date (or waived in writing by Purchaser).

   7.1   Representations and Warranties.  Each of Seller's representations and
         ------------------------------
warranties shall be true and accurate in all material respects as if made on and as of the Closing Date. There shall be no Contracts, Equipment Leases or Space Leases not disclosed on an Exhibit hereto that, singularly or in the aggregate, would materially alter the financial performance of the Inns from that disclosed in the financial statements referred to in Section 3.16 hereof.

   7.2   Covenants of Seller.  Seller shall have performed and complied in all
         -------------------
material respects with all covenants and conditions required by this Agreement to be performed or complied with at or prior to the Closing Date.

   7.3   Title.  The Title Company shall be unconditionally committed to issue
         -----
to Purchaser an owner's (or, with respect to the Meriden Parcel, a leasehold owner's) policy of title insurance for each Inn in conformance with the Title Commitments, in the amount of the Purchase Price allocable to such Inn as set forth on Exhibit B hereof, pursuant to the standard stipulations and conditions
         ---------
of the most current form of ALTA Policy (or local equivalent) then used in the state in which such Inn is located (omitting those standard exceptions that are ordinarily and customarily omitted in each state, so long as Seller provides the appropriate affidavits or other documentation reasonably necessary for such omission pursuant to Section 9.9 hereof), subject to the payment of the premiums therefor and delivery of the documents specified in Section 9.9 below.

   7.4   Assumption of Existing Debt. Lender shall have entered into an
         ---------------------------
agreement with Purchaser and Seller, in form and substance reasonably satisfactory to Purchaser, whereby (i) Purchaser assumes the Existing Debt, as contemplated in Section 5.2 above, (ii) Purchaser is permitted to lease the Inns to its designated lessee pursuant to a lease providing for operation of the Inns by lessee and management of the Inns by Manager, and (iii) Lender confirms that
(x) the Loan Agreement is in full force and effect and has not been further amended, (y) that there are no defaults or events that with notice or the passage of time, or both, would constitute a default by Seller or Crestline under the Loan Agreement, and (z) the Replacement Reserve Account, the Tax and Insurance Reserve Account, the Debt Service Reserve Account and any Immediate Repair Escrow Account (each such term as defined in the Loan Agreement) maintained by the Lender are fully funded as required by the Loan Agreement, no Debt Service Sweep Event has occurred and is continuing, and such other information as Purchaser may reasonably request from Lender. Notwithstanding the foregoing sentence, in the event that the Lender does not confirm the items listed in clauses (x) and (y) above, Seller shall have the right, in lieu of such confirmation by Lender, to provide Purchaser with an estoppel certificate confirming such items.


   7.5   Waiver of Right of First Refusal by Manager.  Manager shall have waived
         -------------------------------------------
its right of first refusal under Section 18.01 of the Management Agreement with respect to the Inns.

   7.6   Consent to Assignment of Management Agreement; Absence of Property
         ------------------------------------------------------------------
Improvement Plan Items.  Manager shall have consented to the assignment of the
----------------------
Management Agreement to Purchaser or Manager shall have agreed to enter into a new management agreement with Purchaser on substantially the same material terms and conditions as are contained in the Management Agreement (mutatis mutandis). Manager shall have delivered a letter certifying that there are no property improvement plan items that must be undertaken in connection with the assignment of the Management Agreement or in connection with entering into a new management agreement with Purchaser on substantially the same material terms and conditions as are contained in the Management Agreement (mutatis mutandis).

   7.7   Consent of Meriden Landlord.  The Meriden Landlord shall have consented
         ---------------------------
to the assignment of the Meriden Lease to Purchaser, and (if required) the sublease of the Meriden Parcel by Purchaser to its designated Lessee, and Seller shall have executed the Assignment of Meriden Lease.

   7.8   Seller Deliveries.  Seller shall have delivered all of the other
         -----------------
documents required from it pursuant to Article IX hereof.

   7.9   Failure of Condition.  In the event of the failure of any condition
         --------------------
precedent set forth in this Article 7, except a failure that results from the actions or inactions of Purchaser in breach of this Agreement, or material adverse change in the financial condition of Purchaser, Purchaser, at its sole election, may (i) terminate this Agreement (and receive a return of the DEPOSITS (less and except the Initial Deposit to the extent that the Initial Deposit has become fully earned pursuant to Section 2.3 hereof)), (ii) waive the condition and proceed to Closing or (iii) extend the Closing Date for such additional period of time as may be reasonably required to allow Seller to remedy such failure; provided, however, that in the event that any such condition is not
         --------  -------
satisfied and the transactions contemplated hereby are not consummated solely as a result of the actions or inactions of Purchaser in breach of this Agreement, or material adverse change in the financial condition of Purchaser, then the DEPOSITS shall be forfeited to Seller as full and complete liquidated damages, as Seller's sole and exclusive remedy.

                                  ARTICLE VIII
            Conditions Precedent to Seller's Obligations at Closing
            -------------------------------------------------------

   It shall be an express precondition to Seller's obligation to sell the Property that each and every one of the following conditions shall have been satisfied as of the Closing Date (or waived in writing by Seller).

   8.1   Representations and Warranties. Each of Purchaser's representations and
         ------------------------------
warranties shall be true and accurate in all material respects as if made on and as of the Closing Date.


   8.2   Existing Loan Assumption.  Purchaser shall have entered into an
         ------------------------
agreement with Seller and the Lender, in form and substance reasonably satisfactory to Seller, whereby Purchaser assumes all of Seller's obligations and liabilities in connection with the Existing Debt, and the Lender releases Seller from any liabilities with respect to the Existing Debt from and after the Closing Date.

   8.3   Lender Approval.  Seller shall have received written approval from the
         ---------------
Lender, in form and substance reasonably satisfactory to Seller, for the transfer of the Existing Debt, the Management Agreement and the Meriden Lease from Seller to Purchaser. Purchaser shall have paid or provided for payment of all costs associated with the transfer of such Existing Debt from Seller to Purchaser that are required to be paid by Purchaser pursuant to Section 5.2 hereof.

   8.4   Waiver of Right of First Refusal by Manager.  Manager shall have waived
         -------------------------------------------
its right of first refusal under Section 18.01 of the Management Agreement with respect to the Inns.

   8.5   Consent of Meriden Landlord.  Meriden Landlord shall have
         ---------------------------
consented to the assignment of the Meriden Lease to Purchaser and agreed to release Seller from any liability thereunder relating to the period from and after the Closing Date, and Purchaser shall have executed the Assignment of Meriden Lease.

   8.6  Termination of Liability under Management Contract; Absence of Property
        -----------------------------------------------------------------------
Improvements Plan Items.  Manager shall have consented to the assignment of the
-----------------------
Management Agreement to Purchaser, or Manager shall have agreed to enter into a new management agreement with Purchaser on substantially the same material terms and conditions as are contained in the Management Agreement (mutatis mutandis), and Manager shall have agreed to release Seller from any liability under the Management Agreement or otherwise with respect to the Inns relating to the period from and after the Closing Date. Manager shall have delivered a letter certifying that there are no property improvement plan items that must be completed in connection with the assignment of the Management Agreement or in connection with entering into a new management agreement with Purchaser on substantially the same material terms and conditions as are contained in the Management Agreement (mutatis mutandis).

   8.7  Purchaser Deliveries.  Purchaser shall have delivered all of the other
        --------------------
documents required from it pursuant to Article IX hereof.

   8.8  Failure of Condition.  In the event of the failure of any condition
        --------------------
precedent set forth in this Article 8, except a failure that results from the actions or inactions of Seller in breach of this Agreement, or a material adverse change in the financial condition of Seller, Seller, at its sole election, may (i) terminate this Agreement and the DEPOSITS (less and except the Initial Deposit to the extent that the Initial Deposit has become fully earned pursuant to Section 2.3 hereof) shall be returned to Purchaser, (ii) waive the condition and proceed to Closing or (iii) extend the Closing Date for such additional period of time as may be reasonably required to allow such failure to be remedied; provided, however, that in the event that any such condition is not
             --------  -------
satisfied and the transactions contemplated hereby are not consummated solely as a result of the actions or inactions of Purchaser in breach of this Agreement, or a material adverse change in the financial condition of Purchaser, then the DEPOSITS (less and except the Initial Deposit to the extent that the Initial Deposit has become fully earned pursuant to Section 2.3 hereof) shall be forfeited to Seller as full and complete liquidated damages, as Seller's sole and exclusive remedy.

                                   ARTICLE IX
                               Closing Deliveries
                               ------------------

   9.1  Deed.  Seller shall deliver special warranty deeds (or local
        ----
equivalents) substantially in the form set forth on Exhibit J attached hereto
                                                    ---------
(individually, a "Deed" and collectively the "Deeds"), dated as of the Closing Date, conveying to

Purchaser fee simple interest in each of the Inns as required hereunder (except the Meriden Parcel), together with such additional or alternative documentation as shall be necessary to register the transfer of the portion of the Tewksbury Parcel that consists of registered land.

   9.2   Bills of Sale; Certificates of Title.  Seller and Purchaser (or its
         ------------------------------------
designated Lessee) shall each deliver two (2) duly executed counterparts (one for each party) of the bills of sale and assignment and assumption of documents substantially in the forms set forth on Exhibit K attached hereto (the "Bill of
                                        ---------
Sale" or "Bills of Sale"), dated as of the Closing Date, conveying to Purchaser or Purchaser's Lessee, as the case may be, the Personal Property and assigning all of the applicable Permits, Contracts, Equipment Leases and Space Leases, to the extent the foregoing are assignable, and also conveying to Purchaser Seller's rights in the cash on deposit in the Improvement Reserve.

   9.3   FIRPTA Certificate.  Seller shall deliver an affidavit, dated as of the
         ------------------
Closing Date, to establish that Seller is not a foreign person for the purposes of the Foreign Investors in Real Property Tax Act.

   9.4   Assignment and Assumption of Meriden Lease.  Seller and Purchaser shall
         ------------------------------------------
each deliver two (2) duly executed counterparts (one for each party) of an assignment and assumption of the Meriden Lease to Purchaser substantially in the form set forth on Exhibit L attached hereto (the "Assignment of Meriden Lease").
                  ---------

   9.5   Assignment of Management Agreement.  In the event that Manager consents
         ----------------------------------
to the assignment of the Management Agreement, Seller and Purchaser shall each deliver two (2) duly executed counterparts (one for each party) of an assignment of the Management Agreement to Purchaser substantially in the form set forth on Exhibit M attached hereto (the "Assignment of Management Agreement").
---------


   9.6   Meriden Estoppel Certificate.  Seller shall deliver an estoppel
         ----------------------------
certificate (the "Meriden Estoppel") from Meriden Land Development Limited Partnership (the "Meriden Landlord"), as landlord under that certain Land Lease dated as of April 15, 1988, between the Meriden Landlord, and Marriott Corporation, pertaining to the Meriden Land, as amended by that certain First Amendment and Modification to Land Lease dated September 15, 1988 by and between Marriott Corporation and the Meriden Landlord, as further amended by that certain Second Amendment to Land Lease dated October 24, 1988 by and between Marriott Corporation and the Meriden Landlord, as further amended by that certain Third Amendment and Modification to Land Lease dated November 21, 1991 by and between Marriott Corporation and the Meriden Landlord, as assigned by that certain Assignment and Assumption of Ground Lease and Deed to Improvements dated as of December 30, 1991 by and between Marriott Corporation and Marriott Residence Inn USA Limited Partnership, as further assigned by that certain Assignment and Assumption of Land Lease and Deed to Improvements dated as of December 29, 1999 by and between Marriott Residence Inn USA Limited Partnership to Seller, and as further affected by that certain Ground Lessor Estoppel and Agreement dated as of December 29, 1999 by and between the Meriden Landlord and the Lender (the "Meriden Lease"), confirming that as of a date not more than thirty (30) days prior to the Closing Date, (i) the Meriden Lease is as described above, and has not been further amended, (ii) all rental that has or will become due prior to October 16, 2013 has been paid in full, and all other amounts required to be paid to the Meriden Landlord prior to the date of certification have been paid in full, (iii) the Meriden Landlord is not aware of any default under the Meriden Lease or any event that with the passage of time or the giving of notice or both would constitute a default thereunder and (iv) the Meriden Lease is in full force and effect, and addressing such other matters as may reasonably be requested by Purchaser.

   9.7   Possession; Keys.  Seller shall deliver possession of the Property to
         ----------------
Purchaser, together with all keys that are in the possession of Seller, including, without limitation, keys or codes for all security systems, rooms and offices.

   9.8   Purchase Price.  Purchaser shall deliver the Purchase Price payable in
         --------------
the manner provided for in this Agreement.

   9.9   Other Documents.  Seller and Purchaser shall deliver such other
         ---------------
documents and instruments as may be reasonably requested by Seller, Purchaser or the Title Company to effectuate the transactions contemplated by this Agreement and to induce the Title Company to insure title to the Inns as described herein, including but not limited to affidavits in favor of the Title Company from Seller (i) that it has not done or caused to be done any work on the Property that has not been paid for and as to which mechanics' liens may be filed against the Property following Closing, (ii) as to parties in possession of the Property under any Space Leases, and (iii) as otherwise reasonably required by the Title Company to insure the "gap" between Closing and the recordation of the Deeds.

                                   ARTICLE X
                                    Default
                                    -------

   10.1  Purchaser's Default.   If Purchaser fails to consummate the purchase
         -------------------
and sale contemplated herein after all conditions precedent to Purchaser's obligation to do so have been satisfied or waived in writing by Purchaser, Escrow Agent shall pay the Deposit to Seller in accordance with the Escrow Instructions, as full and complete liquidated damages, and as the exclusive and sole right and remedy of Seller, whereupon this Agreement shall terminate, and neither party shall have any further obligations or liabilities to the other party (except for such obligations and liabilities as expressly survive the termination hereof).

   10.2  Seller's Default.  If Seller fails to consummate the transaction in
         ----------------
accordance with the terms of this Agreement and Purchaser is otherwise willing and able to proceed as contemplated hereunder, Purchaser shall be entitled to
(i) have the Deposit returned to Purchaser by the Escrow Agent in accordance with the Escrow Instructions, whereupon this Agreement shall terminate, and neither party shall have any further obligations or liabilities to the other party (except for such obligations and liabilities as expressly survive the termination hereof), or (ii) pursue such remedies against Seller as shall be permitted by applicable law.


                                   ARTICLE XI
                     Survival; Indemnification Obligations
                     -------------------------------------

   11.1  Generally.  Except as otherwise expressly provided herein, and except
         ---------
with respect to covenants and agreements that this Agreement or the Closing Documents provide are to be performed after Closing, the respective representations, warranties, obligations, covenants and agreements of Seller and Purchaser contained herein shall not survive the Closing, and no action may be brought on any such representation, warranty, obligation, covenant or agreement.

   11.2  Survival.  The representations and warranties of Seller and Purchaser
         --------
contained herein shall survive Closing for a period of twelve (12) months. Notwithstanding any other provision of this Agreement to the contrary, if on the Closing Date Purchaser has evidence (whether written or otherwise; with the exception that any disclosures regarding the inaccuracy of any of such representations or warranties that are made at Closing must be in writing) that one or more of the representations and warranties made by Seller is inaccurate as of the date made, and if Purchaser proceeds to Closing anyway, Purchaser shall have no right or remedy after the Closing with respect to such inaccuracy.

   11.3  Agreement to Indemnify.  Notwithstanding any provisions of this
         ----------------------
Agreement to the contrary, (i) Seller shall hold harmless, indemnify and defend Purchaser, its affiliates, successors and assigns, against any and all obligations, claims, losses, damages, liabilities and expenses (including, without limitation, reasonable attorneys' fees and other legal expenses and other charges, but specifically excluding any claims, losses, damages, liabilities and expenses related or connected to, in any way, the payment obligations pursuant to Section 5.03 of the Management Agreement) connected with the ownership or operation of the Inns and relating to the period during which Seller (or its affiliates) owns the Inns, including, without limitation, actions or claims relating to damage to property or injury to or death of any person during such period of ownership of the Inns by Seller (or its affiliates), any claims for any debts or obligations occurring on or about or in connection with the Inns or any portion thereof or with respect to the Inns' operations at any time during such period, or any claims for any damages relating to defaults under any Contracts, Equipment Leases or Space Leases occurring during such period (whether or not such Contracts, Equipment Leases or Space Leases relating to the Inns are reflected on an Exhibit to this Agreement);, and
(ii) Purchaser shall hold harmless, indemnify and defend Seller, its affiliates, successors and assigns, against any and all obligations, claims, losses, damages, liabilities and expenses (including, without limitation, reasonable attorneys' fees and other charges) connected with the ownership or operation of the Inns and relating to the period during which Purchaser (or its affiliates) owns the Inns from and after the Closing Date, including, without limitation, actions or claims relating to damage to property or injury to or death of any person during such period of ownership of the Inns by Purchaser (or its affiliates), any claims for any debts or obligations occurring on or about the Inns or any portion thereof or with respect to the Inns' operations at any time during such period, or any claims for any damages relating to defaults under any Contracts, Equipment Leases or Space Leases occurring during such period (whether or not such Contracts, Equipment Leases or Space Leases relating to the Inns are reflected on an Exhibit to this Agreement). The foregoing indemnities shall survive the Closing.

   11.4  Indemnification Regarding Assumed Obligations.  Whenever it is provided
         ---------------------------------------------
in this Agreement that an obligation of one party will be assumed by the other party on or after the Closing, the party so assuming such liability also shall be deemed to have agreed to indemnify, defend and hold harmless the other party and its affiliates, successors and assigns, from all claims, losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees and other legal expenses and other charges) to the extent arising from any failure of the assuming party to perform the obligation so assumed after the Closing and from all third party claims brought against the other party to the extent relating to the period from and after assumption of the liability on which the claim is based.

   11.5  Notice and Cooperation on Indemnification.  Whenever either party shall
         -----------------------------------------
learn through the filing of a claim or the commencement of a proceeding or otherwise of the existence of any liability for which the other party is or may be responsible under this Agreement, the party learning of such liability shall notify the other party promptly and furnish such copies of documents (and make originals thereof available) and such other information as such party may have that may be used or useful in the defense of such claims and shall afford said other party full opportunity to defend the same in the name of the notifying party and generally shall cooperate with said other party in the defense of any such claim. Upon receipt of such notice of possible liability, the party obligated to provide indemnity shall have the right to provide a written notice to the party entitled to indemnity that the indemnifying party elects to assume the defense of such matter, including, without limitation, the employment of counsel reasonably satisfactory to the indemnified party; whereupon the indemnifying party shall have the right to prosecute such defense and shall be responsible for the payment of the fees and disbursements of such counsel; provided, however, if in the reasonable judgment of the indemnified
--------  -------
party, (i) such litigation, action, suit, demand, claim or the resolution thereof, would have a material adverse effect on the indemnified party or (ii) the indemnifying party shall have a conflict of interest in defending such action on the indemnified party's behalf, then at the indemnified party's election, the indemnified party may defend itself, and in either of such instances it shall be at the indemnifying party's expense; provided, however,
                                                           --------  -------
that the indemnifying party shall be responsible for the fees of no more than one counsel in each jurisdiction in each proceeding. No indemnifying party shall be responsible for any obligation, loss, cost, expense or other liability to the extent that (a) the party entitled to indemnification failed to provide prompt notice thereof to the indemnifying party and (b) such obligation, loss, cost, expense or other liability could have been avoided if prompt notice had been given.

                                  ARTICLE XII
                           Casualty or Condemnation
                           ------------------------

     12.1  Notice to Purchaser.  Seller agrees to give purchaser prompt notice
           -------------------
of any fire or other casualty estimated by Seller to cost more than TWENTY-FIVE THOUSAND DOLLARS ($25,000.00) to repair and occurring at the Inns between the Contract Date and the Closing Date.

     12.2  Condemnation, Casualty or Litigation.  If, prior to Closing, (i)
           ------------------------------------
condemnation proceedings are commenced against all or any material portion of at least four (4) of the Inns, or (ii) if any one Inn is damaged by fire or other casualty to the extent that the cost of repairing such damage shall be ONE MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS ($1,250,000.00) or more, then either party shall have the right to terminate this Agreement by giving written notice to the other party within fifteen (15) days after becoming aware of the conditions that gave rise to the termination of this Agreement. Upon such termination, the Deposit shall be returned immediately to Purchaser, and neither party shall have any further liability to the other hereunder. If any Inn is damaged but this Agreement is not terminated, the Purchase Price shall not be reduced (except by an amount equal to Seller's deductible under the fire or other casualty insurance), but Purchaser shall be entitled to an assignment of all of Seller's share of the condemnation award or the proceeds of any fire or other casualty insurance that has not been applied to the restoration or repair of such damage and all rent insurance proceeds (if any) payable with respect to such Inn relating to the period after Closing and Seller shall have no obligation to repair or restore the Property.

     12.3  Risk of Loss.  Subject to the provisions of this Article XII, the
           ------------
risk of loss or damage to the Property shall remain with Seller until the unconditional delivery of the Deeds.

                                 ARTICLE XIII
                                Apportionments
                                --------------

   13.1  Apportionments.  The following prorations or apportionments shall be
         --------------
made between the parties at the Closing as of 11:59 p.m. (local time for the Inn) on the day immediately prior to the Closing Date (the "Apportionment Date").

   (a) real estate taxes, personal property taxes, special assessments, sewer rents, and vault charges, if any, on the basis of the best available estimates for the fiscal period for which assessed; provided, however, that in the event
                                          --------  -------
that the actual taxes for the year in which the Closing occurs are more or less than such estimated amounts, Seller or Purchaser shall promptly pay the amount necessary to adjust for the correct proration as soon as the actual tax amounts become available;

   (b) fuel oil in the tank at the Inns, if any, (based upon invoice cost, first in, first out), water and sewer service charges and charges for gas, electricity, telephone and all other public utilities. If there are meters measuring the consumption of water, gas or electric current, Seller, not more than one day prior to the Apportionment Date, if possible, shall cause such meters to be read, and shall pay all utility bills for which Seller is liable upon receipt of statements therefor. Purchaser shall be responsible for causing such utilities and services to be changed to its name and shall be liable for and shall pay all utility bills for services rendered after the Apportionment Date. All utility adjustments will be made by the parties outside of Closing;

   (c) amounts which have been paid or are payable under the Contracts, Space Leases, Equipment Leases and Permits assigned to and assumed by Purchaser at Closing;

   (d)   prepaid advertising expenses;

   (e)   commissions of credit and referral organizations; and

   (f) all other Inn operating expenses, charges and fees customarily prorated and adjusted in similar transactions.

In addition to the foregoing apportionments, (i) Purchaser shall receive a credit on the settlement statement for the amount of $750,000.00 as consideration for Purchaser's assumption of the payment obligations pursuant to
Section 5.03 of the Management Agreement and (ii) Seller shall receive a credit on the settlement statement at Closing for the amount of petty cash at the Inns on the Closing Date, the amount of working capital on hand at the Inns (or maintained by the Manager with respect to the Inns) and the amounts on deposit in all bank accounts and escrow accounts, including, without limitation, any escrow or reserve accounts being maintained in connection with the Existing Debt and/or the Management Agreement, by or for the benefit of Seller with respect to the Inns; except for the reserve account maintained pursuant to Section 7.02 of
          ----------
the Management

Agreement and currently held by Bank of America, N.A. (the "Improvement Reserve"), which Improvement Reserve shall become the property of Purchaser at Closing without additional payment by Purchaser. Notwithstanding the foregoing, Purchaser shall not pay an additional amount for the Immediate Repair Reserve (as defined in the Loan Agreement), and such reserve shall become the property of Purchaser at Closing; provided, however, that to the extent that Purchaser
                         --------  -------
becomes entitled to a return of any of the funds on deposit in such reserve, Purchaser shall instruct the Lender to deliver such funds to Seller, and in the event that Purchaser receives such funds instead, Purchaser shall deliver the same to Seller within ten (10) days after the receipt of the same.

   13.2  Deposits.  All deposits (including any interest thereon due the party
         --------
making such deposit) from guests or others made as security or in connection with future services to be rendered shall be credited to Purchaser at the Closing. Purchaser shall assume responsibility for all such deposits credited to Purchaser and shall hold Seller harmless therefrom.

   13.3  Room Revenue; Other Revenues.  (a)  All revenues received or to be
         ----------------------------
received from transient guests on account of room rents for the period prior to and including the Apportionment Date shall belong to Seller, and for the period beginning on the day immediately following the Apportionment Date such revenues shall belong to Purchaser; provided, however, that revenues received or "posted"
                           --------  -------
in the normal course after the time Seller normally closes its front desk activity for the "night" audit for the Apportionment Date (the "Front Desk Closing Hour") shall belong to Purchaser. The accounts receivable of registered guests at the Property who have not checked out and were occupying rooms as of 12:01 a.m. on the Apportionment Date are collectively called the "Current Ledger", and Purchaser shall pay over to Seller, promptly upon receipt, Seller's share of the proceeds of the Current Ledger attributable to payments of each guest's account for the period ending on and including the Apportionment Date.

   In the event that an amount less than the total amount due from a guest is collected and the guest continued in occupancy after the Apportionment Date, such amount shall be applied first to any indebtedness owing by such person to Seller and thereafter to such person's indebtedness to Purchaser. All rents under Space Leases, revenues under booking agreements or other revenue contracts for rooms, facilities and services of the Inns, any advanced deposits for reservations or under revenue contracts, and all other charges and revenues for sales made or services rendered and the operation of all departments of the Inns not otherwise covered herein shall be prorated between Seller and Purchaser, with all revenues for days prior to the Closing Date being retained by Seller and all revenues for the Closing Date and days following the Closing Date accruing for the benefit of Purchaser.

   13.4  Accounts Receivable; Accounts Payable.  (a) Purchaser shall purchase
         -------------------------------------
all accounts receivable (other than the Current Ledger) originating not more than sixty (60) days prior to and including the Apportionment Date. The purchase price for such accounts receivable shall not be included in, and shall be in addition to, the Purchase Price. A list of all such accounts receivable (other than the Current Ledger) shall be presented to and be initialed by Purchaser and Seller at Closing. The purchase price for such accounts receivable shall be an amount equal to 98.5% of the outstanding amount of such account receivables as of the Closing Date.

   (b) Any indebtedness, accounts payable, liabilities or obligations of any kind or nature related to Seller or the Property for the periods prior to and including the Apportionment Date shall be paid out of amounts due to Seller at Closing against any invoices in hand, or retained and promptly paid by Seller, and Purchaser shall not be or become liable therefor, except as expressly assumed by Purchaser pursuant to this Agreement.

   13.5  Food and Beverage Revenue; Vending Machine Revenue.  All monies
         --------------------------------------------------
received in connection with bar and restaurant services, if any, at the Inns (other than amounts due from any guest) during the Apportionment Date shall belong to Seller. Vending machine proceeds shall be counted as close to the Front Desk Closing Hour as is possible and the net amount thereof shall be credited to Seller at Closing.

   13.6  Guests' Property.  All baggage or other property of patrons of the Inns
         ----------------
checked or left in care of Seller shall be listed in an inventory to be prepared in duplicate and signed by Seller's and Purchaser's representatives on the Closing Date. Purchaser shall be responsible from and after the Closing Date and will indemnify and hold Seller harmless from and against all claims for all baggage and property listed in such inventory.

   13.7  Closing Estimates; Post-Closing Reconciliation.  Except as otherwise
         ----------------------------------------------
expressly provided herein, all apportionments and adjustments shall be made in accordance with the Uniform System of Accounts, and to the extent not inconsistent therewith, generally accepted accounting principles. The computation of the apportionments shall be jointly prepared by Seller and Purchaser, and, upon the request of either Purchaser or Seller, shall be reviewed by a mutually acceptable reputable accounting firm (the "Accountants") and reviewed by representatives of both Purchaser and Seller. To the extent the exact amount of any adjustment item provided for in this Article XIII cannot be precisely determined on the Closing Date, the Accountants shall (i) estimate the amount thereof, for purposes of computing the net amount due Seller or Purchaser pursuant to this Article XIII, (ii) determine the exact amount thereof not later than sixty (60) days after the Closing Date (except with respect to real estate taxes and personal property taxes for which statements have not yet been received at Closing, which shall be reconciled as soon as practicable thereafter), and (iii) pay any amount owed to the other party within thirty (30) days following receipt of notice of any such reconciliation. Any determinations made by the Accountants shall be binding on both Seller and Purchaser. The fees and expenses of the Accountants shall be borne one half each by Seller and Purchaser. Notwithstanding anything to the contrary contained herein, in the event that adjustments to the Incentive Management Fee (as defined in the Management Agreement) are made pursuant to
Section 5.05(b) of the Management Agreement for the Fiscal Year (as defined in the Management Agreement) in which the Closing occurs, and if such adjustments indicate that the Incentive Management Fee relating to the period in such Fiscal Year prior to the Closing Date were overpaid or underpaid by Seller, then, in that event, (A) Purchaser agrees to pay Seller the amount of any such overpayment within three (3) business days after the earlier of (i) Purchaser's receipt of the adjustment pursuant to Section 5.05(b) of the Management Agreement (or credit therefor) from the Manager and (ii) receipt of Seller's notice of such overpayment, and (B) Seller agrees to pay Purchaser the amount of any such underpayment within three (3) business days after Seller's receipt of Purchaser's notice of such underpayment. Any dispute regarding such overpayment or underpayment shall be resolved by the Accountants pursuant to this Section
13.7. Section 13.7 shall expressly survive the Closing.

   13.8  Employee Compensation and Benefits.  Seller and the Manager shall be
         ----------------------------------
responsible for any liability for payment of all wages, accrued vacation pay, sick leave, bonuses, pension benefits, COBRA rights, and other benefits accrued or earned by and due to employees at the Inns through 12:01 a.m. on the Closing Date, together with F.I.C.A., unemployment and other taxes and benefits due with respect to such employees for such period. Purchaser, or Purchaser's designated lessee or the Manager shall be responsible for any liability for payment of all wages, accrued vacation pay, sick leave, bonuses, pension benefits, COBRA rights, and other benefits accrued or earned by and due to employees at the Property after 12:01 a.m. on the Closing Date, together with F.I.C.A., unemployment and other taxes and benefits due with respect to such employees for such period.

                                  ARTICLE XIV
                                 Miscellaneous
                                 -------------

   14.1  Assignment.  (a)  Neither party shall assign or transfer or permit the
         ----------
assignment or transfer of its rights or obligations under this Agreement without the prior written consent of the other, and any such assignment or transfer without such prior consent being hereby declared to be null and void; provided,
                                                                      --------
however, that, as long as Purchaser remains liable for the performance of the
-------
obligations of Purchaser hereunder, Purchaser may assign this Agreement, in whole or in part as to any one or more Inns, to any affiliate(s) of Purchaser, including but not limited to any "special purpose entity" organized for purposes of the assumption of the Existing Debt.

   (b) In the event either party consents to an assignment of this Agreement by the other for which consent is required, no further assignment shall be made without another written consent from the consenting party, unless the assignment may otherwise be made without consent under this Agreement. An assignment by either Seller or Purchaser of its interest in this Agreement shall not relieve Seller or Purchaser, as the case may be, from its obligations, but this Agreement shall then inure to the benefit of, and be binding on, the assignee's successors, heirs, legal representatives and assigns.

   14.2  Consents.  If, under this Agreement, the consent of a party is
         --------
required, the consent shall be in writing, shall be executed by a duly authorized officer or agent.

   14.3  Applicable Law.  This Agreement shall be governed by the laws of the
         --------------
State of Maryland, without resort to the choice of law rules thereof.

   14.4  Headings; Exhibits.  The headings of articles and sections of this
         ------------------
Agreement are inserted only for convenience; they are not to be construed as a limitation of the scope of the particular provision to which they refer. All exhibits attached or to be attached to this Agreement are incorporated herein by this reference.

   14.5  Notices.  Notices and other communications required by this Agreement
         -------
shall be in writing and delivered by hand against receipt or sent by recognized overnight delivery service or by certified or registered mail, postage prepaid, with return receipt requested, or by confirmed facsimile transmission. All notices shall be addressed as follows:

          If to Purchaser:

          Apple Hospitality Two Inc.
          9 North Third Street
          Richmond, Virginia 23219
          Attention: Justin Knight
          Facsimile: 804-782-9302

          with a copy to:

          Jenkens & Gilchrist
          1445 Ross Avenue, Suite 3200
          Dallas, Texas 75202
          Attention: Thomas E. Davis, Esq.
          Facsimile: 214-855-4300

          If to Seller:

          Residence Inn III LLC
          c/o Crestline Capital Corporation
          6600 Rockledge Drive, Suite 600
          Bethesda, Maryland 20817
          Attention: General Counsel
          Facsimile: 240-694-2040

          With a copy to:

          Residence Inn III LLC
          c/o Crestline Capital Corporation
          6600 Rockledge Drive, Suite 600
          Bethesda, Maryland 20817
          Attention: Senior Vice President and Treasurer
          Facsimile: 240-694-2286

or to such other address as may be designated by a proper notice. Notices shall be deemed to be effective upon receipt or refusal of the addressee to accept delivery.

   14.6  Waiver.  The failure of either party to insist on strict performance of
         ------
any of the provisions of this Agreement or to exercise any right granted to it shall not be construed as a relinquishment or future waiver; rather, the provision or right shall continue in full force. No waiver of any provision or right shall be valid unless it is in writing and signed by the party giving it.

   14.7  Conversion to Purchase of Equity Interests.  In lieu of the purchase
         ------------------------------------------
and sale of the Property contemplated hereby, Purchaser may elect on or before June 15, 2001, or such other date upon which Seller and Purchaser shall mutually agree, to purchase one hundred percent (100%) of the equity and non-equity member interests in Seller or one hundred percent (100%) of the general and limited partnership interests in Marriott Residence Inn USA Limited Partnership (the "Partnership"), the entity that owns all of the equity member interests in Seller (such interests in Seller or the Partnership, as appropriate, being referred to collectively as the "Equity Interest"), by giving written notice of such election to Seller on or before such date. Within ten (10) days after Seller's receipt of such notice, Seller and Purchaser shall amend this Agreement (the "Amended Agreement") to provide for the sale of the Equity Interest free and clear of any and all liens or rights of third parties, and Seller shall take such actions as shall be necessary to cause the owners of the Equity Interest to agree to such sale. The Amended Agreement shall contain representations and warranties regarding the Property and Seller substantially similar to those contained herein and shall also include the representations and warranties set forth on Exhibit N attached hereto. It shall be a condition to such sale of the
         ---------
Equity Interest that Hospitality Properties Trust shall have waived any right of first offer that it might have in connection with a transfer or sale of any Equity Interest pursuant to the terms of that certain side letter by and between Hospitality Properties Trust and Crestline Capital Corporation dated as of August 19, 1999.

   14.8  Partial Invalidity.  If any part of this Agreement is declared invalid
         ------------------
by a court of competent jurisdiction, this Agreement shall be construed as if such portion had never existed, unless this construction would operate as an undue hardship on Seller or Purchaser or would constitute a substantial deviation from the general intent of the parties as reflected in this Agreement.

   14.9  Entire Agreement.  This Agreement and that certain confidentiality
         ----------------
agreement dated as of March 27, 2001 by and between an affiliate of Purchaser and Seller (the "Confidentiality Agreement"), together with the other writings signed by the parties and incorporated herein or therein by reference and together with any instruments to be executed and delivered under this Agreement, constitute the entire agreement between the parties with respect to the purchase and sale of the Property and supersedes all prior oral and written understandings. Any amendments to this Agreement or the Confidentiality Agreement shall not be effective unless in writing and signed by the parties hereto.

   14.10 Time is of the Essence.  Time is of the essence with respect to
         ----------------------
performance of all obligations under this Agreement.

   14.11 WAIVER OF JURY TRIAL.  SELLER AND PURCHASER HEREBY WAIVE ANY RIGHT TO
         --------------------
JURY TRIAL IN THE EVENT ANY PARTY FILES AN ACTION RELATING TO THIS AGREEMENT OR TO THE TRANSACTIONS OR OBLIGATIONS CONTEMPLATED HEREUNDER.

   14.12 Counterparts.  This Agreement may be executed in separate counterparts,
         ------------
the signatures on which may be by facsimile, none of which need contain the signatures of all parties, each of which shall be deemed to be an original, and all of which taken together constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than the number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

   14.13 Brokerage.  Purchaser and Seller each represents and warrants to the
         ---------
other that no broker or agent is entitled to the payment of a commission for services rendered in connection with the transactions contemplated herein; except that Seller has engaged as its broker the firm of CB Richard Ellis and has, pursuant to a separate agreement, agreed to pay the commission due to CB Richard Ellis. Seller agrees to indemnify and hold Purchaser harmless from any claims asserted by CB Richard Ellis in connection with the transactions contemplated hereby. Each of the parties hereto agrees to indemnify and hold the other harmless from claims made by any other broker, attorney or finder claiming through such party for a commission, fee or compensation in connection with this Agreement or the sale of the Property hereunder. The provisions of this Section 14.12 shall survive Closing.

   14.14  Revenue Contracts and Reservations.  Purchaser hereby agrees that from
          ----------------------------------
and after the Closing Date, Purchaser shall honor, at the quoted rates, all revenue contracts and reservations relating to the Inns which were entered into or accepted by Seller or Manager prior to the Closing Date in the ordinary course of business at customary rates and are assigned to Purchaser at Closing.

   14.15  Attorneys' Fees.  If either party hereto fails to perform any of its
          ---------------
material obligations under this Agreement or if any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Agreement, then the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys' fees and disbursements. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Agreement and to survive and not be merged into any such judgment.

   14.16  Limited Liability.  The obligations of Seller are intended to be
          -----------------
binding only on the property of Seller and shall not be personally binding upon, nor shall any resort be had to, the private properties of any of its trustees, officers, members, managers, directors or shareholders thereof, or any employees or agents of Seller.

   14.17  Public Announcements.  Except as otherwise required by applicable law
          --------------------
(and then only with at least five (5) days advance notice to the other party, to the extent applicable law allows), or except as otherwise agreed to by Seller and Purchaser, neither Seller nor Purchaser shall make any public statement or issue any press release prior to the Closing with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other party. Except as otherwise agreed to by Seller and Purchaser, neither Seller nor Purchaser shall make any public statement or issue any press release on or after the Closing that discloses the Purchase Price, except as required by law.

   14.18 Time for Performance.  If the date for the performance of any
         --------------------
obligation, or the giving of any notice, by Seller or Purchaser hereunder falls upon a Saturday, Sunday or legal holiday recognized by the United States government, then the time for such performance or notice shall be extended until the next business day.

   14.19 Further Assurances.  Each party agrees to execute and deliver, after
         ------------------
the Closing, such forms of corrective Deeds, Bills of Sale or other documentation as the other party may reasonably request to carry out the intent of this Agreement.

     IN WITNESS WHEREOF, Seller and Purchaser have caused this Agreement to be executed as of the Contract Date indicated above.

                                 SELLER
                                 ------

                                 RESIDENCE INN III LLC


ATTEST/WITNESS:

 /s/ Susan Levenson              By: /s/ Larry K. Harvey
--------------------                ---------------------------
                                    Larry K. Harvey, Vice President



                                 PURCHASER
                                 ---------

ATTEST/WITNESS                   APPLE HOSPITALITY TWO INC.

 /s/ [illegible]                 By: /s/ Glade M. Knight
----------------                    ---------------------------
                                 Name: Glade M. Knight
                                      -------------------------
                                 Its: President & CEO
                                     --------------------------

                                    EXHIBITS

A  Legal Description of Land
B  Purchase Price Allocation
C  Form of Escrow Instructions
D  List of Material Contracts
E  List of Material Equipment Leases
F  List of Material Space Leases
G  List of Permits
H  List of Environmental Reports
I  List of Permitted Exceptions
J  Form of Deed
K  Form of Bill of Sale
L  Form of Assignment of Meriden Lease
M  Form of Assignment of Management Agreement
N  Additional Equity Representations, Warranties and Covenants

                                   EXHIBIT A

                           Legal Description of Land
                           -------------------------

                                   [OMITTED]

                                   EXHIBIT B

                           Purchase Price Allocation
                           -------------------------

  [To be mutually agreed upon and attached after Purchaser makes its election pursuant to Section 14.7, as described in Section 2.2]

                                   EXHIBIT C

                          Form of Escrow Instructions
                          ---------------------------

                    FORM OF ESCROW INSTRUCTIONS FOR DEPOSIT
                    ---------------------------------------

                                 May 22, 2001



LANDAMERICA Title Insurance Company
7557 Rambler Road
Suite 1200
Dallas, Texas 75231


     Re: Deposit under Purchase Agreement (the "Agreement") dated May 18, 2001, by and between Residence Inn III LLC ("Seller") and Apple Hospitality Two Inc. ("Purchaser")

Gentlemen and Ladies:

   Purchaser and Seller have entered into the Agreement pursuant to which Purchaser agrees to purchase the Inns described in the Agreement. In accordance with the Agreement, Purchaser is delivering herewith cash in the amount of ONE MILLION ONE THOUSAND DOLLARS ($1,001,000.00). Unless you shall have received notice from Purchaser at or before 6:00 p.m. (Bethesda, Maryland time) on or before May 31, 2001 that it has terminated the Agreement, you shall pay ONE MILLION DOLLARS ($1,000,000.00) of such amount to Seller on the following business day as a fully earned nonrefundable deposit (the "Initial Deposit") as contemplated by the Agreement. The amount delivered by Purchaser referred to in the second sentence of this paragraph (as the same may be increased by additional deposits made by or on behalf of Purchaser), together with any accrued interest thereon and less the Initial Deposit required to be paid to Seller pursuant to the immediately preceding sentence, is referred to herein as the "Deposit". You are to hold the Initial Deposit and the Deposit (collectively, the "DEPOSITS") in escrow and deliver them to Seller or Purchaser in accordance with these instructions.

   In the event that at or before the time and date specified in the third sentence of the preceding paragraph (or such other date and time as mutually advised to you in writing by Purchaser and Seller), you receive written notice from Purchaser ("Purchaser's Notice") stating that (i) it is terminating the Agreement pursuant to a right of termination granted therein and (ii) a copy of Purchaser's Notice has been delivered to Seller, you shall immediately return to Purchaser the DEPOSITS by delivering cash, certified check or some other form of immediately available funds to

Purchaser, 9 North Third Street, Richmond, Virginia 23219, or such other address as Purchaser may request, except that if you receive notice from Seller or Seller's counsel within three (3) days after receipt of Purchaser's Notice that Seller disputes Purchaser's right to receive the DEPOSITS and directs you not to make the foregoing delivery, you shall not deliver the DEPOSITS to Purchaser but shall instead retain the Deposit or, if appropriate, interplead the Deposit in a court of competent jurisdiction.

   In the event that, after the time and date specified in the third sentence of the first paragraph of this letter, but at or prior to 6:00 p.m. (Bethesda, Maryland time) on the date that is the end of the response period following the "Special Survey Review Period" specified in Section 6.2(b) of the Purchase Agreement, you receive a Purchaser's Notice stating that (i) Purchaser is terminating the Agreement because of survey exceptions relating to the Inns located on the Hapeville Parcel or the Meriden Parcel that Seller has not agreed to eliminate or correct, and (ii) a copy of the Purchaser's Notice has been delivered to Seller, you shall in either such case immediately return the DEPOSITS (less and except the Initial Deposit paid to Seller pursuant to the third sentence of the first paragraph of this letter) to Purchaser by delivering cash, certified check or some other form of immediately available funds to Purchaser, 9 North Third Street, Richmond, Virginia 23219, or such other address as Purchaser may request, except that if you receive notice from Seller or Seller's counsel within three (3) days after receipt of Purchaser's Notice that Seller disputes Purchaser's right to receive the DEPOSITS and directs you not to make the foregoing delivery, you shall not deliver the DEPOSITS to Purchaser but shall instead retain the DEPOSITS or, if appropriate, interplead the DEPOSITS in a court of competent jurisdiction.

   In the event that, at any time after the dates specified above, you receive notice from Seller ("Seller's Notice") stating that (i) Purchaser is in default under the Agreement, and (ii) a copy of Seller's Notice has been delivered to Purchaser, you shall, on the fifth (5th) day after receipt of Seller's Notice, deliver the Deposit (by delivering cash, certified check or some other form of immediately available funds, to Seller, c/o Crestline Capital Corporation, 6600 Rockledge Drive, Suite 600, Bethesda, Maryland 20817, or such other address as Seller may request) to Seller, except that if you receive written notice from Purchaser or Purchaser's counsel within three (3) days after receipt of Seller's Notice that Purchaser disputes Seller's right to receive the Deposit and directs you not to make the foregoing delivery, you shall not deliver the Deposit to Seller but shall instead retain it or, if appropriate, interplead the Deposit in a court of competent jurisdiction.

   You are not to disclose to any person (other than the parties hereto, their employees, agents or independent contractors) any information about the Agreement or its existence or this letter of instructions (except if requested by either party or as may be required by court in any litigation or by law).

   You are to maintain the DEPOSITS (less the Initial Deposit paid to Seller pursuant to the third sentence of the first paragraph of this letter) in a federally-insured interest-bearing account in a national banking association or such other institution as Purchaser and Seller may approve, and all interest accruing thereon shall be paid to the party entitled to the Deposit under the terms of the Agreement. We understand that you assume no responsibility for, nor will we hold you liable for, any loss accruing due to bank failure and/or takeover by a federal regulatory agency, or which arises solely from the fact that the escrow amount exceeds One Hundred Thousand Dollars ($100,000) and that the excess amount is not insured by the Federal Deposit Insurance Corporation. Nor shall you be required to institute legal proceedings of any kind pursuant to these instructions, nor be required to defend any legal proceedings which may be instituted against you with respect to the subject matter of these instructions unless you are requested to do so by Purchaser or Seller and arrangements reasonably satisfactory to you have been made to indemnify you against the cost and expense of such defense by the party making such request. If any dispute shall arise with respect to these instructions, whether such dispute arises between the parties hereto or between the parties hereto and other persons, you may interplead such disputants. You shall be responsible only for the performance of such duties as are strictly set forth herein and in no event shall you be liable for any act or failure to act under the provisions of this letter except where such action or inaction is the result of your willful misconduct or gross negligence.

   Seller and Purchaser each hereby agrees to indemnify you and hold you harmless against any loss, liability or damage (including the cost of litigation and reasonable counsel fees) incurred in connection with the performance of your duties hereunder except as a result of your willful misconduct or gross negligence.

Please indicate your agreement to comply with the foregoing instructions by executing at least two copies of this letter and returning one to Nevin J. Kelly, Esq., Hogan & Hartson L.L.P., 555 Thirteenth Street, Washington, D.C. 20004 and one to Thomas E. Davis, Esq. Jenkens & Gilchrist, 1445 Ross Avenue, Suite 3200, Dallas, Texas 75202.

                              Very truly yours,

                              SELLER
                              ------

                              RESIDENCE INN III LLC

WITNESS/ATTEST:


______________                By:_____________________________
                                   Tracy M. J. Colden, Vice President


                              PURCHASER
                              ---------

WITNESS/ATTEST:               APPLE HOSPITALITY TWO INC.

______________                By:_____________________________
                              Name:___________________________
                              Its:____________________________



ACKNOWLEDGED AND AGREED:

LANDAMERICA TITLE INSURANCE COMPANY

By:____________________
Name:__________________
Its:___________________

Date:__________________

                                   EXHIBIT D

                           List of Material Contracts
                           --------------------------

1.  Tewksbury, Massachusetts
    ------------------------

    Service Agreement for Non-Hazardous Waste Disposal executed by Residence Inn by Marriott.

    Maintenance Agreement on the XL - 100/24 Call Accounting & Answer Detection System by and between Residence Inn Boston - 8782 and XETA Corporation.

    Maintenance Service Contract by and between Residence Inn by Marriott and New England Copy Specialists, Inc.

    Maintenance Service Contract by and between Residence Inn by Marriott and New England Copy Specialists, Inc.

    Security Service Contract by and between Residence Inn by Marriott and ADT Security Systems, Inc.

    Marriott Standard Elevator/Escalator Contract by and between Marriott International, Inc./ Marriott Hotel Services, Inc. d/b/a Residence Inn and Otis Elevator Company.

2.  Meriden, Connecticut
    --------------------

    Master Acquisition, Installation and Service Contract by and between XETA Corporation and Marriott International, Inc. dated as of November 7, 1994.

    Extermination Agreement by and between Ecolab Pest Elimination Services and Residence Inn dated as of April 20, 1998.

    Equipment Maintenance Agreement by and between Residence Inn by Marriott and Supreme Copy Inc. dated as of February 2, 1999.

    Equipment Maintenance Agreement by and between Residence Inn by Marriott and Supreme Copy Inc. dated as of February 1, 2000.

    Landscaping Service Agreement by and between Pine Ridge Enterprises, Inc. and Residence Inn by Marriott, Inc d/b/a/ Marriott Residence Inn by Marriott Hotel, dated as of April 5, 2001.

    Maintenance Agreement for Hydraulic Elevators by and between the Residence Inn by Marriott and Montgomery Elevator Company dated as of September 12, 1991.

3.  Hapeville, Georgia
    ------------------

    Landscaping Maintenance Agreement by and between Green Tree Landscaping and Marriott Residence Inn, dated as of June 1, 2000.

    Contract for Advertising Display Space by and between Media, Inc. and Marriott Residence Inn Atlanta Airport, dated as of March 15, 2001.

    Water Care Service Agreement by and between Residence Inn by Marriott and Ecolab, dated September 9, 1998.

    Pest Control Service Agreement by and between Residence Inn - Atlanta Airport and Bug-Off Exterminators, Inc.

4.  Blue Ash, Ohio
    --------------

    Services Agreement by and between Residence Inn by Marriott, Inc. and Davey Tree, dated as of January 2, 2001.

    Service Agreement by and between ADT Security Systems and Marriott Residence Inn, dated as of February 19, 2001.

5.  Montgomery, Alabama
    -------------------

    Landscape Maintenance Contract Spec Agreement by and between Residence Inn by Marriott and Season After Season Landscape Management Service, Inc., dated as of March 27, 2000.

    Subterranean Termite Agreement (Monitoring/Baiting) by and between Residence Inn and Ecolab Pest Elimination, dated as of April 27, 1999.

    Subterranean Termite Agreement (Treatment) by and between Residence Inn and Ecolab Pest Elimination, dated as of April 27, 1999.

    Contract by and between Color Burst and Residence Inn, dated as of March 16, 2001.

6.  Clear Lake, Texas
    -----------------

    Standard Post-Warranty Service Plan Order Form and Agreement by and between Residence Inn Clear Lake - 8628 and XETA Corporation.

    Maintenance Contract by and between Residence Inn and Clear Cut Landscape & Irrigation Management, dated as of February 1, 2001.

7.  Las Colinas, Texas
    ------------------

    Self-Storage Lease by and between Shurgard Storage Centers and Residence Inn by Marriott, dated as of February 11, 1997.

    Commercial Cable Television Contract by and between Paragon Communications and Marriott International, dated as of June 19, 1997.

    Service Agreement by and between ADT Security Systems and Marriott Residence Inn, dated as of December 19, 1997.

    Standard Post-Warranty Service Plan Order Form and Agreement by and between XETA Corporation and Residence Inn Las Colinas - 8577, dated as of May 26, 1998.

    Self-Storage Lease by and between Shurgard Storage Centers and Residence Inn by Marriott, dated as of March 31, 1998.

    Copier Maintenance and Supplies Plan Agreement by and between Pitney Bowes and Marriott Las Colinas Residence Inn, dated as of December 21, 1998.

    Interior Maintenance Proposal by and between New-Leaf Tropicals and Residence Inn Las Colinas, dated as of February 26, 1999.

    Agreement by and between AYAYA Communications and Residence inn by Marriott.

    Service Agreement by and between Waste Management of Texas, Inc. and Residence Inn, dated as of January 1, 2001.

    Agreement by and between Waste Management Lewisville Hauling and Residence Inn, dated as of March 1, 2001.

    Xetaplan Service Contract by and between Xeta Technologies and Residence Inn Los Colinas.

    Pool Service Contract by and between Residence Inn P&S and Ecolab, dated as of March 12, 2001.

    Change Order by and between Foursquare Landscape Management, Inc. and Marriott Residence Inn.

    Service Agreement by and between National Appeal of Dallas/Ft. Worth and Residence Inn - Las Colinas, dated as of April 16, 2001.

8.  San Ramon, California
    ---------------------

    Service Agreement by and between Residence Inn by Marriott and Environmental Care Inc., dated as of June 26, 1998.

    Standard Post-Warranty Service Plan Order Form and Agreement by and between Residence Inn San Ramon - 8599 and XETA Corporation.

    Recycling Service Agreement by and between Residence Inn and Valley Waste Management, dated as of September 12, 1996.

9.  Pleasant Hill, California
    -------------------------

    Waste Disposal Agreement by and between Residence Inn by Marriott and Bayshore Disposal.

10. Bakersfield, California
    -----------------------

    Security Service Contract by and between Residence Inn by Marriott and ADT Security Systems, Inc.

    Service Contract by and between Residence Inn Bakersfield and XETA Technologies.

    Maintenance Agreement by and between Residence Inn III LLC and International Business Machines Corporation.

    Service Agreement by and between Residence Inn #423 and Ecolab.

    Service Agreement by and between Residence Inn #423 and Ecolab.

    Maintenance Contract by and between Residence inn by Marriott and Ted's Turf Landscape Maintenance.

                                   EXHIBIT E

                       List of Material Equipment Leases
                       ---------------------------------


1. Tewksbury, Massachusetts
   ------------------------

   Standard XETAPlan Form and Agreement by and between Residence Inn Boston #8782 and XETA Corporation.

2. Meriden, Connecticut
   --------------------

   Contract by and between On Command Video and Residence Inn, dated as of May 27, 1997.

3. Hapeville, Georgia
   ------------------

   Lease Agreement by and between Residence Inn and Xerox Corporation, dated March 5, 1999.

   Lease Agreement by and between Marriott Residence Inn USA Limited Partnership and Alamo Leasing Company, dated April 1, 2000.

   Lease Agreement by and between Marriott Residence Inn USA Limited Partnership and Alamo Leasing Company, dated April 1, 2000.

4. Blue Ash, Ohio
   --------------

   Standard Xetaplan Form and Agreement by and between Residence Inn Cincinnati Blue Ash and Xeta Corporation, dated as of April 15, 1999.

5. Montgomery, Alabama
   -------------------

   Special Product Rental Agreement by and between Residence Inn by Marriott, Inc. and Cintas, dated as of June 15, 2000.

   Lease Agreement by and between Marriott Residence Inn USA Limited Partnership and Alamo Leasing Company, dated October 4, 1999.

6. Clear Lake, Texas
   -----------------

   Lease Agreement by and between Marriott Residence Inn USA Limited Partnership and Alamo Leasing Company, dated October 1, 1996.

7. Las Colinas, Texas
   ------------------

    Financing Plan Order Form and Agreement by and between XETA Corporation and Marriott Residence Inn USA Limited Partnership d/b/a Residence Inn, dated as of February 17, 1995.

    Lease Agreement by and between Marriott Residence Inn USA Limited Partnership and Alamo Leasing Company, dated March 7, 1997.

    Maintenance Agreement by and between XETA Corporation and Residence Inn Las Colinas, dated as of February 20, 1998.

    Lease Agreement by and between Marriott Residence Inn USA Limited Partnership and Alamo Leasing Company, dated April 1, 1998.

    Lease Agreement by and between Pitney Bowes and Marriott Residence Inn, dated as of December 21, 1998.

    Lease Agreement by and between Marriott Residence Inn USA Limited Partnership and Alamo Leasing Company, dated March 25, 2001.

8.  San Ramon, California
    ---------------------

    Standard Xetaplan Form and Agreement by and between Residence Inn Cincinnati San Ramon and Xeta Corporation, dated as of November 9, 1998.

    Lease Agreement by and between Marriott Residence Inn USA Limited Partnership and Alamo Leasing Company, dated April 1, 1997.

9.  Pleasant Hill, California
    -------------------------

    Lease Agreement by and between Residence Inn Pleasant Hill and Alamo Leasing Company, dated September 29, 1999.

    Lease Agreement by and between Residence Inn Pleasant Hill and Alamo Leasing Company, dated September 29, 1999.

10. Bakersfield, California
    -----------------------

    Lease Agreement by and between Residence Inn Bakersfield and Alamo Leasing Company, dated August 26, 1999.

    Lease Agreement by and between Residence Inn Bakersfield and Alamo Leasing Company, dated September 29, 1999.

    Equipment Lease Agreement by and between Residence Inn by Marriott and American Business Machines, dated as of December 17, 1998.

                                   EXHIBIT F

                         List of Material Space Leases
                         -----------------------------

1.  Tewksbury, Massachusetts
    ------------------------

    None

2.  Meriden, Connecticut
    --------------------

    None

3.  Hapeville, Georgia
    ------------------

    Lease for Advertising Space by and between Residence Inn III L.L.C. and Infinity Outdoor, Inc., dated as of December 7, 2000.

4.  Blue Ash, Ohio
    --------------

    None

5.  Montgomery, Alabama
    -------------------

    None

6.  Clear Lake, Texas
    -----------------

    None

7.  Las Colinas, Texas
    ------------------

    Lease Agreement for Laundry Room by and between Marriott International and Web Service Co., Inc. dated as of August 12, 1997.

8.  San Ramon, California
    ---------------------

    None

9.  Pleasant Hill, California
    -------------------------

    None

10. Bakersfield, California
    -----------------------

    None

                                   EXHIBIT G

                                List of Permits
                                ---------------

1. Tewksbury, Massachusetts
   ------------------------

   License Alcoholic Beverages issued to Residence Inn by Marriott, Inc. d/b/a Residence Inn by Marriott Hotel, dated December 12, 2000 and expiring December 31, 2001.

   License to Operate a Hotel, Motel and Trailer Coach Park issued to Residence Inn by Marriott, dated December 15, 2000 and expiring December 31, 2001.


   Certificate of Inspection issued to Residence Inn by Marriott, dated September 25, 2000 and expiring August 31, 2001.

   Common Victualler's License issued to Residence Inn Boston - Tewksbury, expiring December 31, 2001.

   Application for Permit to Operate a Swimming Pool by Residence Inn by Marriott III LC, dated December 1, 2000.

2. Meriden, Connecticut
   --------------------

   Certificate of Use and Occupancy issued to Marriott Corp., dated September 14, 1990 for Building #1.

   Certificate of Use and Occupancy issued to Marriott Corp., dated December 7, 1990 for Building #2.

   Certificate of Use and Occupancy issued to Marriott Corp., dated December 7, 1990 for Building #3.

   Certificate of Use and Occupancy issued to Marriott Corp., dated November 29, 1990 for Building #4.

   Certificate of Use and Occupancy issued to Marriott Corp., dated November 29, 1990 for Building #5.

   Certificate of Use and Occupancy issued to Marriott Corp., dated October 1, 1990 for Building #6.

   Certificate of Use and Occupancy issued to Marriott Corp., dated September 14, 1990 for Building #7.

   Certificate of Use and Occupancy issued to Marriott Corp., dated October 1, 1990 for Building #8.

   Public Pool Permit issued to Residence Inn by Marriott, dated May 1, 2001 and expiring April 30, 2002.

   Elevator Certificate of Operation issued to Marriott Residence Inn, expiring November 29, 2001.

   Food Service License issued to Residence Inn by Marriott, dated January 1, 2001 and expiring December 31, 2001.

3. Hapeville, Georgia
   ------------------

   Liquor License issued to Residence Inn by Marriott Inc., expiring December 31, 2001.

   Environmental Health Services License issued to Residence Inn Kitchen, expiring June 7, 2001.

   Certificate of Occupancy issued to Marriott International, dated as of December 13, 1999.

   Swimming Pool Permit issued to Marriott International, dated as of May 31, 2000 and expiring as of May 15, 2001.

   Swimming Pool Permit issued to Marriott International, dated as of May 31, 2000 and expiring as of May 15, 2001.

   Application and Permit for an Outdoor Advertising Sign dated as of November 2, 2000.

4. Blue Ash, Ohio
   --------------

   Liquor License issued to Residence Inn by Marriott, Inc. d/b/a Residence Inn Hotel, dated as of June 1, 2001 and expiring as of June 1, 2001.

   Food Service Operation License issued to Marriott International, dated as of March 16, 2001 and expiring as of March 1, 2002.

   Public Swimming Pool/Spa Operation License issued to Jack Brandt, dated as of May 12, 2000 and expiring as of May 31, 2001.

   Public Swimming Pool/Spa Operation License issued to Residence Inn, dated as of May 12, 2000 and expiring as of May 31, 2001.

   Hotel Operations Permit issued to Residence Inn by Marriott, dated as of December 18, 2000 and expiring as of December 31, 2001.

   License to Conduct Business in Ohio issued to Residence Inn by Marriott Blue Ash, expiring as of December 31, 2001.

   Boiler Certificate of Operation issued to Residence Inn, dated as of January 5, 2001 and expiring as of January 5, 2002.

5. Montgomery, Alabama
   -------------------

   Alcoholic Beverage License issued to Residence Inn by Marriott, dated as of October 1, 2000 and expiring as of September 30, 2001.

   Alcoholic Beverage License issued to Residence Inn by Marriott, dated as of October 1, 2000 and expiring as of September 30, 2001.

   Occupational License issued to Residence Inn by Marriott, dated as of October 16, 2000 and expiring September 30, 2001.

   Business License issued to Residence Inn by Marriott, dated as of February 26, 2001 and expiring as of December 31, 2001.

   Hotel Permit issued to Residence Inn by Marriott, dated as of September 27, 2000 and expiring as of September 30, 2001.

6. Clear Lake, Texas
   -----------------

   Alarm Permit issued to Residence Inn by Marriott, dated as of November 7, 2000 and expiring as of November 7, 2001.

   Food Dealer's Permit issued to Marriott Corp., dated as of January 5, 2000 and expiring February 9, 2001.

   Swimming Pool and Spa Operating Permit issued to Residence Inn by Marriott, dated as of May 15, 2000 and expiring May 4, 2001.

   Swimming Pool and Spa Operating Permit issued to Residence Inn by Marriott, dated as of April 10, 2000 and expiring May 4, 2001.

   Boiler Certificate of Operation issued to Residence Inn #313, dated as of September 3, 1999 and expiring September 3, 2002.

   Boiler Certificate of Operation issued to Residence Inn #313, dated as of September 3, 1999 and expiring September 3, 2002.

   Sign Operating Permit issued to Residence Inn by Marriott, valid until August, 2001.

   Sign Operating Permit issued to Residence Inn by Marriott, valid until October, 2001.

   Sign Operating Permit issued to Residence Inn by Marriott, valid until January, 2002.

   Certificate of Occupancy issued to Residence Inn, dated as of March 19, 1990, covers New Hotel Building GH.

   Certificate of Occupancy issued to Residence Inn, dated as of March 7, 1990, covers New Hotel Building 1.

   Certificate of Occupancy issued to Residence Inn, dated as of March 14, 1990, covers New Hotel Building 2.

   Certificate of Occupancy issued to Residence Inn, dated as of March 14, 1990, covers New Hotel Building 3.

   Certificate of Occupancy issued to Residence Inn, dated as of March 19, 1990, covers New Hotel Building 4.

   Certificate of Occupancy issued to Residence Inn, dated as of April 3, 1990, covers New Hotel Building 5.

7. Las Colinas, Texas
   ------------------

   Radio Station License issued to Residence Inn by Marriott, dated as of September 20, 1999 and expiring as of September 20, 2004.

   Hotel Motel License issued to Residence Inn by Marriott, dated as of March 30, 2001 and expiring as of April 1, 2002.

   Food-Products Establishment Permit issued to Residence Inn by Marriott, dated as of December 31, 2000 and expiring as of December 31, 2001.

8. San Ramon, California
   ---------------------

   Permit to Operate Restaurant issued to Residence Inn, dated as of March 9, 2001 and expiring February 28, 2002.

    Permit to Operate Spa and Swimming Pool issued to Residence Inn, dated as of March 2, 2001 and expiring February 28, 2002.

    Business License issued to Residence Inn, dated as of June 20, 2000 and expiring June 30, 2001.

    Alcoholic Beverage License issued to Residence Inn by Marriott Inc., dated as of March 1, 2001 and expiring February 28, 2002.

9.  Pleasant Hill, California
    -------------------------

    Permit to Operate Restaurant issued to Residence Inn, dated as of March 14, 2000 and expiring February 28, 2001.

    Permit to Operate Spa and Swimming Pool issued to Residence Inn, dated as of March 2, 2001 and expiring February 28, 2002.

    Fire Protection District Permit issued to Marriott Residence Inn, dated as of July 29, 2000.

    Fire Protection District Permit issued to Marriott Hotel.

    Seller's Permit issued to Pleasant Hill Residence Inn #42.

    Business License issued to Residence Inn Pleasant Hill, dated as of January 1, 2001 and expiring December 31, 2001.

    Alcoholic Beverage license issued to Residence Inn by Marriott Inc., dated as of March 1, 2001 and expiring February 28, 2002.

10. Bakersfield, California
    -----------------------

    Alcoholic Beverage License issued to Residence Inn by Marriott Inc., dated as of March 1, 2001 and expiring February 28, 2002.

    Health Permit issued to Residence Inn by Marriott, expiring as of June 30, 2001.

    Health Permit issued to Residence Inn by Marriott, expiring as of June 30, 2001.

    Health Permit issued to Residence Inn by Marriott, expiring as of June 30, 2001.

    Health Permit issued to Marriott Corporation, expiring as of June 30, 2001.

    Business Tax Certificate issued to Residence Inn by Marriott #423, dated as of July 17, 2000 and expiring as of June 30, 2001.

    Radio Station License issued to Residence Inn, dated as of June 15, 2000 and expiring October 10, 2005.

                                   EXHIBIT H

                         List of Environmental Reports
                         -----------------------------


1.  Tewksbury, Massachusetts
    ------------------------

    1775 Andover Street
    Tewksbury, Massachusetts  01876

    Phase I Environmental Site Assessment  3/23/99
    Phase I Environmental Site Assessment Update  10/22/99

    Both assessments were performed by:

    Dames & Moore
    7101 Wisconsin Avenue, Suite 700
    Bethesda, Maryland 20814-4870
    Dames & Moore Project No. 44398-001-155

2.  Meriden, Connecticut
    --------------------

    390 Bee Street
    Meriden, Connecticut 06450

    Phase I Environmental Site Assessment 3/22/99
    Phase I Environmental Site Assessment Update  10/22/99

    Both assessments were performed by:

    Dames & Moore
    7101 Wisconsin Avenue, Suite 700
    Bethesda, Maryland 20814-4870
    Dames & Moore Project No. 44398-001-155

3.  Hapeville, Georgia
    ------------------

    3401 International Boulevard
    Hapeville, Georgia

    Phase I Environmental Site Assessment 3/19/99
    Phase I Environmental Site Assessment Update  10/22/99

    Both assessments were performed by:

    Dames & Moore
    7101 Wisconsin Avenue, Suite 700
    Bethesda, Maryland 20814-4870
    Dames & Moore Project No. 44398-001-155

4.  Blue Ash, Ohio
    --------------

    11491 Reed Hartman Highway
    Blue Ash, Ohio

    Phase I Environmental Site Assessment 3/22/99
    Phase I Environmental Site Assessment Update  10/22/99

    Both assessments were performed by:

    Dames & Moore
    7101 Wisconsin Avenue, Suite 700
    Bethesda, Maryland 20814-4870
    Dames & Moore Project No. 44398-001-155

5.  Montgomery, Alabama
    -------------------

    1200 Hilmar Court
    Montgomery, Alabama

    Phase I Environmental Site Assessment 3/22/99
    Phase I Environmental Site Assessment Update  10/22/99

    Both assessments were performed by:

    Dames & Moore
    7101 Wisconsin Avenue, Suite 700
    Bethesda, Maryland 20814-4870
    Dames & Moore Project No. 44398-001-155

6.  Clear Lake, Texas
    -----------------

    525 Bay Area Boulevard
    Clear Lake, Texas

    Phase I Environmental Site Assessment 3/24/99
    Phase I Environmental Site Assessment Update  10/22/99

    Both assessments were performed by:

    Dames & Moore
    7101 Wisconsin Avenue, Suite 700
    Bethesda, Maryland 20814-4870
    Dames & Moore Project No. 44398-001-155

7.  Las Colinas, Texas
    ------------------

    950 Walnut Hill Lane
    Irving, Texas

    Phase I Environmental Site Assessment 3/18/99
    Phase I Environmental Site Assessment Update  10/22/99

    Both assessments were performed by:

    Dames & Moore
    7101 Wisconsin Avenue, Suite 700
    Bethesda, Maryland 20814-4870
    Dames & Moore Project No. 44398-001-155

8.  San Ramon, California
    ---------------------

    1971 Market Place
    San Ramon, California

    Phase I Environmental Site Assessment 3/23/99
    Phase I Environmental Site Assessment Update  10/22/99

    Both assessments were performed by:

    Dames & Moore
    7101 Wisconsin Avenue, Suite 700
    Bethesda, Maryland 20814-4870
    Dames & Moore Project No. 44398-001-155

9.  Pleasant Hill, California
    -------------------------

    700 Ellinwood Way
    Pleasant Hill, California

    Phase I Environmental Site Assessment 3/19/99
    Phase I Environmental Site Assessment Update  10/22/99

    Both assessments were performed by:

    Dames & Moore
    7101 Wisconsin Avenue, Suite 700
    Bethesda, Maryland 20814-4870
    Dames & Moore Project No. 44398-001-155

10.  Bakersfield, California
     -----------------------

    4241 Chester Lane
    Bakersfield, California

    Phase I Environmental Site Assessment 3/18/99
    Phase I Environmental Site Assessment Update  10/22/99

    Both assessments were performed by:

    Dames & Moore
    7101 Wisconsin Avenue, Suite 700
    Bethesda, Maryland 20814-4870
    Dames & Moore Project No. 44398-001-155

                                   EXHIBIT I

                          List of Permitted Exceptions
                          ----------------------------

   [To be inserted after expiration of Title Review Period and Special Survey
                 Review Period as described in Section 6.2(b)]

                                   EXHIBIT J

                                  Form of Deed
                                  ------------

Prepared By and Return To:
Thomas E. Davis, Esq.
Jenkens & Gilchrist
1445 Ross Avenue, Suite 3200
Dallas, Texas 75202

                             SPECIAL WARRANTY DEED
                             ---------------------


     THIS SPECIAL WARRANTY DEED is made as of the _____ day of _______, 2001, by and between RESIDENCE INN III LLC, a Delaware limited liability company, as grantor ("Grantor"), and APPLE HOSPITALITY TWO INC., a Virginia corporation, as grantee ("Grantee"), whose address is 9 North Third Street, Richmond, Virginia 23219.

                                  WITNESSETH:
                                  ----------

     That for and in consideration of the sum of Ten Dollars ($10.00), in hand paid, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor does hereby grant, bargain, sell, contribute, convey, release and assign unto the said Grantee, and its successors and assigns forever, all that certain parcel of land located in the County of ___________, State of ______________, more particularly described in Exhibit A
                                                                     ---------
attached hereto.

     TOGETHER WITH all buildings and improvements of every kind or description located on said land and all easements, licenses, rights, ways, rights-of-way, privileges, appurtenances, hereditaments and advantages pertaining thereto and all right, title and interest of Grantor in and to the land lying in the bed of any streets, roads and highways adjacent to said land.

     TO HAVE AND TO HOLD, all and singular, the above-described property (the "Premises"), unto and for the proper use, benefit and behoof forever of Grantee, its successors and assigns forever, in fee simple.

     The Grantor does hereby bind itself and its successors to warrant specifically and forever defend the Premises against the lawful claims of all persons or parties claiming or to claim by, through or under Grantor; provided,
                                                                      --------
that said warranty shall not extend to any restrictions, conditions, rights-of-way, easements and other permitted exceptions listed on Exhibit B attached
                                                        ---------
hereto, but only to the extent same are valid and affect the Premises.

IN WITNESS WHEREOF, the said Grantor has caused these presents to be executed in its name by _______________, the duly elected Vice President of Grantor, and attested by _______________, the duly elected [Assistant] Secretary of Grantor and the corporate seal of Grantor to be hereunto affixed this ____ day of _________, 2001.


                                           GRANTOR
                                           -------

                                           RESIDENCE INN III LLC, a Delaware
                                           limited liability company

Signed, Sealed and Delivered in the
Presence of:                                   By: _____________________________
                                                         Vice President

_______________________________
Witness


_______________________________
Witness


Signed, Sealed and Delivered in the        ATTEST:
Presence of:

_______________________________                By: _____________________________
Witness                                                 Assistant Secretary



_______________________________
Witness

                                                                          [SEAL]

County of Montgomery  )
                      )  ss:
State of Maryland     )


          BEFORE ME, ________________________ on this day personally appeared ______________, known to me or proved to me on the oath of _____________ or through ______________ (description or identity card or other documents) to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

          GIVEN UNDER MY HAND AND SEAL OF OFFICE this ____ day of _____________, A.D., ______________.


                                                _____________________________
                                                Notary Public State of ______
                                                _____________________________
                                                Typed/Printed Name of Notary

My Commission Expires:
__________________

                                   EXHIBIT A
                                   ---------


                                   [omitted]

                                   EXHIBIT B
                                   ---------

                                   [omitted]

                                   EXHIBIT K

                              Form of Bill of Sale
                              --------------------

               BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT


          THIS BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Bill of Sale") is entered into as of ________ __, 2001 by and between RESIDENCE INN III LLC, a Delaware limited liability company with its principal offices at c/o Crestline Capital Corporation, 6600 Rockledge Drive, Suite 600, Bethesda, Maryland 20817 ("Assignor"), and APPLE HOSPITALITY TWO INC., a Virginia corporation with its principal office at 9 North Third Street, Richmond, Virginia 23219 ("Assignee").

          FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. All capitalized terms used herein without definition shall have the meanings given them in that certain Purchase Agreement between Assignor and Assignee dated as of May 18, 2001 (the "Purchase Agreement") for the sale by the Assignor to the Assignee of the ten (10) Residence Inn by Marriott hotels listed on Exhibit A attached hereto (the "Inns").
   ---------

          2. Assignor hereby unconditionally gives, grants, bargains, sells, assigns, contributes, transfers, conveys, and delivers to Assignee, and Assignee accepts and assumes, all of Assignor's right, title, and interest, whether now existing or hereafter acquired in, to, and under the following:

          (a) all personal property owned, leased, or used by Assignor in connection with the operation or maintenance of, located on or about, or otherwise related to the Inns, including all FF&E, all Fixed Asset Supplies and all Inventories;

          (b) all Contracts;

          (c) all Equipment Leases;

          (d) all Space Leases (collectively, items (a) through (d), the "Property");

          (e) all Permits;

          (f) all amounts on deposit in the Improvement Reserve;

          (g) all records, files, documents, plans, specifications, permits, certificates of title, guest lists and other instruments and records of whatsoever kind or nature related to any of the foregoing and in Assignor's possession or control; and

          (h) all rights, claims, choses in action or other interests of Assignor in, related to, or arising out of any of the foregoing with respect to the period on or after the date hereof.

          PROVIDED, HOWEVER, that any alcoholic beverages that under the law of the state in which the Inns are located may not legally be transferred from Assignor to Assignee are excepted and excluded from the conveyance by Assignor to Assignee and from this Bill of Sale;

          Assignee, by its execution hereof, does hereby (i) assume and agree to perform and discharge all obligations of the Assignor under the Contracts, Equipment Leases and Space Leases from and after the date hereof and (ii) agree to hold Assignor harmless and indemnify and defend Assignor from all liabilities, obligations, duties, claims, causes of action, losses, damages, suits, judgments and expenses (including, without limitation, attorneys' fees and costs of litigation) arising or accruing under the Contracts, Equipment Leases and Space Leases on or after the date hereof; provided, however, that by
                                                     --------  -------
the execution and delivery of this instrument, Assignor agrees to hold Assignee harmless and indemnify and defend Assignee from all liabilities, obligations, duties, claims, causes of action, losses, damages, suits, judgments and expenses (including, without limitation, attorneys' fees and costs of litigation) arising or accruing under the Contracts, Equipment Leases and Space Leases prior to the date hereof

          Assignee does hereby agree to be responsible for payment of any sales or use taxes that may be imposed by any taxing jurisdiction for any of the Property transferred and conveyed by this Bill of Sale to Assignee and does hereby agree to indemnify Assignor and hold Assignor harmless from and against any and all claims that hereafter may be made against Assignor or its successors and assigns that any such sales or use tax is payable by Assignor, as well as from and against any loss, liability, or expense (including, without limitation, reasonable attorneys' fees and other charges) that may be suffered, sustained, or incurred by Assignor, its successors or assigns, by reason of the assertion against Assignor, or its successors and assigns, of any such claim.

          ASSIGNEE ACKNOWLEDGES THAT ASSIGNOR IS SELLING AND ASSIGNEE IS PURCHASING SUCH PROPERTY ON AN "AS IS WITH ALL FAULTS" BASIS AND THAT ASSIGNEE IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, FROM ASSIGNOR, ITS AGENTS, OR BROKERS AS TO ANY MATTERS CONCERNING SUCH PROPERTY, INCLUDING, WITHOUT

LIMITATION, ANY WARRANTIES AS TO TITLE OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

          This Bill of Sale is subject in its entirety to the terms and conditions of the Purchase Agreement. To the extent the terms and conditions hereof and thereof are inconsistent, the terms and conditions of the Purchase Agreement shall control.

          This Bill of Sale shall be governed by the laws of Maryland (except for the choice of law provisions thereof).

          This Bill of Sale may be executed in separate counterparts, none of which need contain the signatures of all parties, each of which shall be deemed to be an original, and all of which taken together constitute one and the same instrument. It shall not be necessary in making proof of this Bill of Sale to produce or account for more than the number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

          If any part of this Bill of Sale is declared invalid by a court of competent jurisdiction, this Bill of Sale shall be construed as if such part did not exist, and the balance thereof shall be given full effect.

          IN WITNESS WHEREOF, Assignor and Assignee have executed this Bill of Sale as of the date first written above.

                                       ASSIGNOR:

                                       RESIDENCE INN III LLC

WITNESS/ATTEST:


By:___________________________         By: __________________________________
Name:_________________________         Name:_________________________________
                                       Its:__________________________________

[SEAL]
                                       ASSIGNEE:

                                       APPLE HOSPITALITY TWO INC.

WITNESS/ATTEST:


By:___________________________         By: __________________________________
Name:_________________________         Name:_________________________________
                                       Its:__________________________________

[SEAL]

                                   EXHIBIT L

                      Form of Assignment of Meriden Lease
                      -----------------------------------

       ASSIGNMENT AND ASSUMPTION OF GROUND LEASE AND DEED TO IMPROVEMENTS
       ------------------------------------------------------------------

          THIS ASSIGNMENT AND ASSUMPTION OF GROUND LEASE AND DEED TO IMPROVEMENTS (this "Assignment") is made and entered into as of this __ day of __________, 2001, by and between RESIDENCE INN III L.L.C., a Delaware limited liability company (the "Assignor"), and APPLE HOSPITALITY TWO INC., a Virginia corporation (the "Assignee").

          WHEREAS, Assignor, as tenant, and Meriden Land Development Limited Partnership ("Landlord") are parties to that certain lease described on Exhibit
                                                                        -------
A attached hereto (the "Ground Lease") for the property located in the County of
-
New Haven, Town of Meriden, State of Connecticut (the "Property"), which such property is more particularly described on Exhibit B attached hereto and
                                           ---------

          WHEREAS, Assignor desires to assign to Assignee all of its right, title and interest in the Ground Lease and leasehold estate and Assignee desires to assume all of Assignor's obligations thereunder arising from and after the date hereof.

          WHEREAS, Assignor desires to convey fee simple title to the improvements located on the Property to the Assignee, subject to the terms of the Ground Lease.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and in further consideration of the mutual covenants and agreements contained in that certain Purchase Agreement, dated as of May 18, 2001, by and between Assignor and Assignee, the parties hereto covenant and agree as follows:

          1.  Assignment and Assumption.  Assignor hereby assigns, transfers and
              -------------------------
conveys, unto Assignee, its successors and assigns, to have and to hold forever, subject to the terms of the Ground Lease, all of Assignor's right, title and interest in, to and under the Ground Lease and the leasehold estate thereunder, free and clear of all liens and encumbrances except those exceptions shown on Exhibit C attached hereto (the "Permitted Exceptions") and subject to all terms
---------
and conditions of the Ground Lease. The foregoing assignment shall include Assignor's rights in any extensions and renewals of the Ground Lease, and any reference herein to the Ground Lease shall be construed as including such extensions and renewals.

          2.  Transfer of Improvements.  In addition to the foregoing assignment
              ------------------------
of the Ground Lease, Assignor does hereby grant and convey to Assignee, its successors and assigns, in fee simple subject to defeasance in accordance with the terms of the Ground Lease, the buildings, structures and other improvements located on the Property, subject to the terms and conditions of the Ground Lease. Assignor does hereby bind itself and its successors and assigns to warrant specially and defend all and singular title to such buildings, structures and other improvements unto Assignee, its successors, administrators, representatives and assigns forever, against the lawful claims of all persons or parties claiming by, through or under Assignor; provided that this warranty shall not extend to the Permitted Exceptions.

          3.  Indemnification.  Assignee, by its execution hereof, does hereby
              ---------------
(i) assume and agree to perform and discharge all obligations of the lessee under the Ground Lease from and after the date hereof and (ii) agree to hold Assignor harmless and indemnify and defend Assignor from all liabilities, obligations, duties, claims, causes of action, losses, damages, suits, judgments and expenses (including, without limitation, attorneys' fees and costs of litigation) arising or accruing under the Ground Lease on or after the date hereof; provided, however, that by the execution and delivery of this
        --------  -------
instrument, Assignor agrees to hold Assignee harmless and indemnify and defend Assignee from all liabilities, obligations, duties, claims, causes of action, losses, damages, suits, judgments and expenses (including, without limitation, attorneys' fees and costs of litigation) arising or accruing under the Ground Lease prior to the date hereof.

          4.  Further Assurances.  The parties agree that they will take
              ------------------
whatever action or actions are found to be reasonably necessary to give full force and effect to this Assignment or to any of its provisions.

          5.  Binding Effect.  This Assignment shall be binding upon, and shall
              --------------
inure to the benefit of, the parties hereto and their respective successors and assigns.

          6.  Governing Law.  This Assignment shall be governed by, and
              -------------
construed in accordance with, the internal laws of the State of Connecticut, excluding choice of law rules.

          7.  Execution in Counterparts.  This Assignment may be executed in
              -------------------------
separate counterparts, none of which need contain the signatures of all parties, each of which shall be deemed to be an original, and all of which taken together constitute one and the same instrument. It shall not be necessary in making proof of this Assignment to produce or account for more than the number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

          8.  Captions.  The captions of the sections of this Assignment are for
              --------
convenience and reference only and shall not limit or otherwise affect the meaning hereof.

          IN WITNESS WHEREOF, Assignor and Assignee have duly executed and delivered this Assignment and Assumption of Lease as of _____________ ___, 2001 and effective as the Effective Date.

                                       ASSIGNOR:
                                       --------

                                       RESIDENCE INN III LLC,
WITNESS/ATTEST:                        a Delaware limited liability company

__________________                     By: __________________________________
                                       Name:_________________________________
                                       Title:________________________________




                                       ASSIGNEE:
                                       --------

                                       APPLE HOSPITALITY TWO INC.,
                                       a Virginia corporation

WITNESS/ATTEST:

__________________                     By: __________________________________
                                       Name:_________________________________
                                       Title:________________________________


              [ADD APPROPRIATE NOTARY CLAUSES FOR RECORDED LEASE]

                                   Exhibit A
                                   ---------

                              Description of Lease
                              --------------------

                                   [omitted]

                                   Exhibit B
                                   ---------

                               Legal Description
                               -----------------

                                   [omitted]

                                   Exhibit C
                                   ---------

                              Permitted Exceptions
                              --------------------

                                   [omitted]

                                   EXHIBIT M

                   Form of Assignment of Management Agreement
                   ------------------------------------------

               ASSIGNMENT AND ASSUMPTION OF MANAGEMENT AGREEMENT
               -------------------------------------------------


          THIS ASSIGNMENT AND ASSUMPTION OF MANAGEMENT AGREEMENT (this "Assignment") is executed and delivered as of _____________ ___, 2000 and effective for all purposes as of _____________ ___, 2000 (the "Effective Date") by and between RESIDENCE INN III LLC, a Delaware corporation (the "Assignor"), and APPLE HOSPITALITY TWO INC., a Virginia corporation (the "Assignee").

          WHEREAS, Assignor, as owner, and Residence Inn by Marriott (the "Manager"), as manager, entered into that certain management agreement described on Exhibit A attached hereto (the "Management Agreement"); and
   ---------

          WHEREAS, Assignor desires to assign to Assignee all of its rights, title and interest under the Management Agreement and Assignee desires to assume all of Assignor's obligations under the Management Agreement arising from and after the Effective Date.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and in further consideration of the mutual covenants and agreements contained in that certain Purchase Agreement, dated as of May 18, 2001, by and between Assignor and Assignee, the parties hereto covenant and agree as follows:

          1.  Assignment and Assumption.  Assignor hereby assigns all of its
              -------------------------
rights, title, interests and obligations in and to the Management Agreement and Assignee hereby assumes, and shall be bound and liable to the same extent as was Assignor with respect to, all of the obligations of Assignor under the Management Agreement arising from and after the Effective Date.

          2.  Further Assurances.  The parties agree that they will take
              ------------------
whatever action or actions are found to be reasonably necessary to give full force and effect to this Assignment or to any of its provisions.

          3.  Binding Effect.  This Assignment shall be binding upon, and shall
              --------------
inure to the benefit of, the parties hereto and their respective successors and assigns.

          4.  Governing Law.  This Assignment shall be governed by, and
              -------------
construed in accordance with, the internal laws of the State of Maryland, excluding choice of law rules.

          5.  Execution in Counterparts. This Assignment may be executed in
              -------------------------
separate counterparts, none of which need contain the signatures of all parties, each of which shall be deemed to be an original, and all of which taken together constitute one and the same instrument. It shall not be necessary in making proof of this Assignment to produce or account for more than the number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

          6.  Captions.  The captions of the sections of this Assignment are for
              --------
convenience and reference only and shall not limit or otherwise affect the meaning hereof.

                             *   *    *    *    *

          IN WITNESS WHEREOF, Assignor and Assignee have duly executed and delivered this Assignment and Assumption of Management Agreement as of _____________ ___, 2001 and effective as of the Effective Date.

                                ASSIGNOR:
                                --------

                                RESIDENCE INN III LLC

WITNESS/ATTEST:                 a Delaware limited liability company

______________                  By:_________________________________
                                Name:_______________________________
                                Title:______________________________


                                ASSIGNEE:
                                --------

                                APPLE HOSPITALITY TWO INC.,
                                a Virginia corporation


WITNESS/ATTEST:

______________                  By:_________________________________
                                Name:_______________________________
                                Title:______________________________

                                   Exhibit A
                                   ---------

                             Management Agreement
                             --------------------

                                   [omitted]

                                   EXHIBIT N

   Additional Representations and Warranties for Purchase of Equity Interests
   --------------------------------------------------------------------------

1.     Ownership of the Equity Interest.  Marriott Residence Inn USA Limited
       --------------------------------
       Partnership (the "Partnership") is the sole equity member of Seller, and Crestline Res III Corporation ("Res III") is the sole nonequity member of Seller. CC USA GP LLC is the owner of a 5% general partnership interest in the Partnership, CCRI USA LLC is the owner of a 94% limited partnership interest in the Partnership and CCMH Desert Springs Corporation is the owner of a 1% limited partnership interest in the Partnership. No other person or entity holds any ownership interest in Seller or the Partnership, and the Equity Interest is, and shall at Closing be transferred, free and clear of any and all liens, charges, pledges, security interests, encumbrances, restrictions, judgments and claims of any kind or character whatsoever ("Encumbrances"), except for restrictions set forth in the certificate of formation, incorporation or limited partnership, or limited liability company agreement, bylaws or limited partnership agreement of Seller, Res III or the Partnership (the "Organizational Documents"), as applicable, in effect on the date of the Agreement to which this Exhibit N is attached. Subject to (a) the terms
                               ---------
       of the Organizational Documents, (b) the restrictions set forth in the Loan Agreement and related documents and (c) the Hospitality Properties Trust letter agreement dated as of August 19, 1999 (the "HPT Letter"), the owners of the Equity Interest (the "Equity Owners") have the complete and unrestricted power and right to sell, assign, transfer and deliver to Purchaser good and valid title to the Equity Interest, free and clear of any and all Encumbrances. There are no agreements or understandings between the Partnership or any other Equity Owner and any other person or entity with respect to the ownership, voting rights, sale or disposition of the Equity Interest other than those set forth in the Organizational Documents or in the Loan Agreement and related documents, except for the HPT Letter.

2.     No Violation.  To the knowledge of Seller and each Equity Owner, neither
       ------------
       Seller nor, to the extent partnership interests in the Partnership are to be transferred, the Partnership, has made distributions in violation of the terms of the Loan Agreement and related documents or such party's applicable Organizational Documents.

3.     Tax Matters.  (a) No federal or other taxing authority (collectively, the
       -----------
       "Taxing Authority") has asserted in writing any tax deficiency, lien, interest or penalty against Seller, any applicable Equity Owner or any of the Inns that has not been paid, and there is no pending audit or inquiry from any Taxing Authority that reasonably may be expected to result in a material tax deficiency, lien, interest, penalty or other assessment against Seller, any such Equity Owner or any of the Inns, and to the knowledge of each such party, no event has occurred and no condition or circumstance exists that presents a material risk that any tax deficiency, lien, interest, penalty or other assessment will be imposed against such party or any of the Inns.

       (b) Seller and each applicable Equity Owner (or an affiliate of such party) has timely filed or caused to be timely filed all material Tax Returns (as defined below) required to be filed by such party, and such party has paid (or an affiliate thereof has paid on its behalf) all Taxes (as defined below) required to be paid as shown on such returns and all such Tax Returns were, when filed, complete and accurate in all material respects, except where the failure to file such Tax Returns, the failure to pay such Taxes and the failure of such Tax Returns to be complete and accurate in all material respects could not be reasonably expected to have a Material Adverse Effect (as defined below). No material deficiencies for any Taxes have been or are currently being proposed, asserted or assessed in writing, or to such party's knowledge, threatened in writing by any taxing authority against or with respect to such party.

       As used herein, "Tax" or "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto. "Tax Returns" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

4.     Compliance with GAAP.  Except for liabilities and obligations set forth
       --------------------
       in the Financial Statements, Seller has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), which are required by generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented, in accordance with the applicable requirements of such generally accepted accounting principles ("GAAP") to be set forth on a balance sheet of Seller or in the notes thereto and which, individually or in the aggregate, would have a material adverse effect on the business, properties, assets, financial condition or results of operations of Seller, taken as a whole, or on the ability of the Seller to perform in all material respects its obligations under the Purchase Agreement to which this Exhibit N is attached or under
                                                  ---------
       the Management Agreement (a "Material Adverse Effect"). Except as disclosed in writing to Purchaser, there has been no event or condition, following the date of the most recent Financial Statements, in connection with the business, operations or assets of Seller that, individually or in the aggregate, would have a Material Adverse Effect (a "Material Adverse Change").

5.     Seller's Assets. Seller has no subsidiaries, owns no assets other than
       ---------------
       the Property, and conducts no business other than as specifically permitted pursuant to the LLC Agreement. Seller and each of its members is in compliance in all material respects with the LLC Agreement, including but not limited to Section 5.03 and Sections 10.1, 10.2 and
       10.3 thereof, and Res III is in compliance in all material respects with its Amended and Restated Certificate of Incorporation, including but not limited to articles EIGHTH and NINTH thereof.

             Additional Covenants for Purchase of Equity Interest
             ----------------------------------------------------

1.     Conduct of Seller's Business.  Prior to the Closing, except as otherwise
       -----------------------------
       expressly provided for in this Agreement or consented to in writing by Purchaser, Seller shall:

       (a) maintain its books and records as currently maintained, and not change in any material manner any of its methods, principles or practices of accounting as reflected in the Financial Statements, except as may be required by GAAP or applicable law and promptly disclosed in writing to Purchaser;

       (b) not acquire, enter into any option to acquire, or exercise any option or contract to acquire, additional real property (including, without limitation, any hotel property), incur or assume additional indebtedness, encumber any assets (except pursuant to or as permitted in the Loan Agreement and related documents) or commence construction of, or enter into any agreement or commitment to develop or construct, other real estate or hotel projects, except renovations or improvements currently ongoing or additional renovations or improvements required pursuant to the Management Agreement or contemplated by Seller's current capital improvements budget, a copy of which has been provided to Purchaser;

       (c) not amend, or permit the amendment of the Organizational Documents of Seller, Res III or the Partnership, as in effect on May 1, 2001, except as required by the Lender in connection with the assignment of the Existing Debt;

       (d) (x) make no change in the number of membership interests, shares of capital stock or partnership interests of Seller, Res III or the Partnership, and (y) not grant any rights, warrants or options to acquire any such membership interests, shares or partnership interests; and

       (e) not make any loans, advances or capital contributions to, or investments in, any other person or entity, other than as contemplated by the Management Agreement or the Loan Agreement.

2.     Resignations.  On the Closing Date, Seller shall cause the directors,
       ------------
managers and officers of each of Seller and Res III to submit their resignations from such positions, effective as of the Closing Date.

3.     Material Adverse Change.  On the Closing Date, since the date of this
       -----------------------
Agreement, there shall have been no Material Adverse Change, and Purchaser shall have received a certificate of the president of Seller and chief financial officer or principal accounting officer of Crestline, in such capacity, certifying to such effect.

       Any capitalized terms not otherwise defined in this Exhibit N shall have the meaning set forth in the Purchase Agreement to which this Exhibit N is attached.